Kellogg Brown & Root Services, Inc.

                             Agreement No. CA-00062

This Agreement is entered into as of the 20 December 2004, by and between Kellogg Brown & Root Services, Inc. (hereinafter "KBR" or "Company"), whose offices are located at 1550 Wilson Boulevard, Suite 400, Arlington, Virginia 22209 and MachineTalker, Inc. (TIN: 01-0592299 ) whose address is 513 De La Vina Street, Santa Barbara, CA 93101 (hereinafter "MACHINETALKER" or "Consultant").

1. TERM AND SCOPE OF AGREEMENT:

1.1 Term
1.1.1 Effective Dates
The Agreement shall be valid and effective from the date of its execution by both parties but in no event prior to 20 December 2004 or after 31July 2005.

1.1.2 Termination
The Agreement may be terminated at any time by either party upon written notification. Such notification shall not relieve either party of its respective liabilities that may have accrued prior to termination.

1.1.3 Renewal
This Agreement may be renewed for additional terms after the scheduled completion date upon mutual written agreement between the parties. If not renewed, the Agreement shall automatically expire at twelve midnight on 31 July 2005.

1.1.4 Licensed Product and Technology
"LICENSED PRODUCT" means those certain devices that employ the use of the Licensed Technology and that are manufactured and sold by MACHINETALKER that are intended to enable users of those devices to track inventory, containers and other similar packages. "LICENSED TECHNOLOGY" means the Documentation and the Software that enables the Licensed Products to transmit and receive information via self-coordinated machine network by employing MACHINETALKER's Simple Machine Management Protocol (SMMP(R)) technology, as described in U.S. Patent Application 2004/0114557. The scope of the technology disclosed within U.S. Patent Application 2004/0114557, and licensed herein, shall be considered limited to such aspects of the technology as reasonably relates to applications, systems, or solutions that track inventory, containers and other similar packages.

1.1.5 Changes
All changes, of any type, to this agreement affecting either the term or the value shall require the prior written agreement of both parties in the form of a modification to this agreement. Should MACHINETALKER elect to proceed with a change prior to finalization of written modification to this agreement, it shall be at the sole risk and liability of MACHINETALKER.

Agreement No. CA-00062        12/29/2004 6:18 PM                   Page 1 of 14
-- MachineTalker, Inc.
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1.2 Scope

1.2.1 Introduction
MACHINETALKER will adapt their MachineTalker(R) product family of wireless mesh networking processors for placement on-board of shipping containers and materials, inventory, packages or other similar items in transit and storage to provide for tracking of those items. Specifically, the MiniTalker(R) and/or TagTalker(R) products will be tested in conjunction with KBR requirements to determine choice of radio, battery and methods for mounting within the Shipping containers and materials.

1.2.2 Background
The tracking or finding of items will bring significant economic savings while minimizing the problem of loss of valuable contents due to theft or spoilage.

1.2.3 KBR Project
The Project will involve the coordinated effort of systems personnel from both MACHINETALKER and KBR. The MACHINETALKER staffing will include systems engineering personnel to formulate how MachineTalker's(R) will be adapted physically and what new Applications Software is to be created to meet KBR requirements. KBR staffing will include those who will specify aspects of shipping processes, what is to be detected, what actions will be taken, what is to be reported, and how it is to be reported.

Subsequently, the MACHINETALKER team will test variations of the basic MachineTalker(R) product to optimize performance in KBR specified environment. MACHINETALKER will implement Applications Software to service sensors, accept cargo information and to report in the manner specified for use by KBR tracking system software.

The end result is to equip the items with the means for tracking and security and to do so in concert with KBR tracking system. The Project tasks to accomplish this goal are tied to "milestones" as expressed below and in the Project Schedule and Payment Deliverable Chart. Each deliverable shall also include submission of a written report addressing the goal of the deliverable, the status of each goal and an assessment of the progress of the project.

1.2.4 Project Specifics
Task #1 - All hands meeting(s) among Project team members to discuss and determine all operational issues to be resolved by the use of on-board means for security and tracking. The result of these meetings will be to publish a task-oriented schedule and guidelines for testing, evaluation and specification for the requisite Applications Software to fulfill the stated goals of the Project. MACHINETALKER shall prepare and submit a written report which shall summarize the findings of the all hands meeting, including but not necessarily limited to, the specification for the end product and its interfaces.

Task #2 - Test and evaluation of the insertion of wireless products into the shipping container environment. These tests will be conducted using off-the-shelf MiniTalkers(R) to evaluate operation at different radio frequencies and in different container locations and configurations. The result of these tests will be to find the optimum radio frequencies and the optimum mounting locations within the Shipping containers and materials. Radio frequencies which are prohibited for use by the U.S. Government will not be considered. MACHINETALKER shall prepare a written report upon completion of this Task #2 and, in conjunction with the report, submit a manufacturing specification for the production hardware configuration for KBRMiniTalker(R) unit.

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-- MachineTalker, Inc.

Task #3 -  Codification  of KBR freight  tracking  and  inventory  software  I/O language (protocol) desired by KBR Project team. This codification is anticipated to be the foundation of the data content being sent by a MACHINETALKER network or by individual shipping containers and materials, to KBR tracking and controlcenter. MACHINETALKER shall prepare a written report summarizing this progress and accomplishments made under this deliverable including the specification of the required format.

Task #4 - Selection of sensors and detectors that will be used on-board of the shipping containers and materials and that will be serviced by KBR - MiniTalker version. MACHINETALKER engineers will experiment with and test the proposed sensing devices to ensure that their output parameters can be serviced by the wireless node. Consideration shall be given to the type of sensor, sensor output, power requirements and packaging. MACHINETALKER shall prepare and submit a report which will include a specification on implementing the sensor hardware and the Applications Software to support each sensor type and provide for the range of sensor types and their relative physical attributes along with draft information about their use.

Task #5 - Finalization of the design of the end-product including hardware and software documentation to build units to meet KBR requirement, field testing of the first production units with the Applications Software and, incorporation of changes that will improve the end product. MACHINETALKER shall prepare and submit an initial report that, at minimum, includes a Bill of Materials for the manufacture of units in quantity, a summary of Applications Software changes to improve operation in the field and incorporates detailed results of testing in the field. MACHINETALKER shall prepare a final report that summarizes the issues of operating wireless sensors on-board Shipping containers and materials, descriptions of the form-fit-and function, details on installation, use and maintenance, methodology for determining placement of sensors and wireless nodes on or within containers and guidelines for use of different types of sensors of interest to shipping and maintenance personnel.

1.2.5 Go-No-Go Decision

As expressed in Section 1.2.6 below, KBR, on or about Week 14, at its sole discretion, shall determine if the project will proceed. Election to continue the project must be made by the affirmative action of KBR to purchase the Software License as set forth in Exhibit 6 of this Agreement. In the event KBR elects to end the project, or fails to purchase the Software License, 1) KBR shall waive any and all rights to the licenses technology and products, 2) KBR and MACHINETALKER shall cease to have any right and/or obligation to each other,
3) MACHINETALKER shall be free of all encumbrances and limitations on the intellectual property rights as it applies to the licensed technology and products, and 4) KBR shall pay MACHINETALKER the remainder of any amounts not yet paid toward the Firm Fixed Price of this Consulting Agreement.

Agreement No. CA-00062        12/29/2004 6:18 PM                   Page 3 of 14
-- MachineTalker, Inc.
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 1.2.6  [Redacted pursuant to Rule 406 of Regulation C of the Securities Act]





























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-- MachineTalker, Inc.
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 2. KBR Contact
 Performance of the work under this Agreement is subject to the written technical direction of the Technical Representative. "Technical direction" means a directive to MACHINETALKER that approves approaches, solutions, designs or refinements; fills in details or other wise completes the general description of work or documentation items; shifts emphasis among work areas or tasks; or furnishes similar instruction to MACHINETALKER. Technical direction includes requiring studies and pursuit of certain lines of inquiry regarding matters within the general tasks and requirements of this Agreement.

 The Technical Representative does not have the authority to, and shall not, issue any instruction purporting to be technical direction that:

(1)  constitutes an additional assignment outside of the statement of work;
(2)  constitutes a change to the Agreement or work required under the Agreement;
(3) constitutes a basis for an increase in the total price or the period of performance under the Agreement;
(4) changes any of the expressed terms, conditions or specifications of the Agreement;
(5) interferes with MACHINETALKER's right to perform the terms and conditions of the Agreement.


The Technical  Manager for KBR is Andrew Bush or his assigns and is the point of
contact  for  all  technical   matters  under  this  Agreement  subject  to  the
limitations above.

Technical direction shall be issued in writing by the Technical Representative. If, in MACHINETALKER's opinion, any instruction or direction by the Technical Representative falls within items (1) through (5) above, MACHINETALKER shall provide written notification to the Subcontract Administrator and shall not proceed with the work required prior to negotiation and issuance of the appropriate modification to the Agreement, or withdrawal of the instruction/direction.


                                           Name: Andy Bush
The Technical Representative :             Telephone: 703-526-2358
 for this Agreement shall be               e-mail: andy.bush@halliburton.com


The Subcontract Administrator              Primary Contact
 for the Agreement shall be:               Name: Kevin B. Shriner
                                           Telephone #: 703-526-7966
                                           e-mail: kevin.shriner@halliburton.com

Agreement No. CA-00062        12/29/2004 6:18 PM                   Page 5 of 14
-- MachineTalker, Inc.

3 Compensation
For performing the Services, MACHINETALKER will be compensated as follows:

[Redacted pursuant to Rule 406 of Regulation C of the Securities Act]

3.1 Reimbursement for Certain Approved Expenses

[Redacted pursuant to Rule 406 of Regulation C of the Securities Act]

3.2 Agreement Value and Change Requirement

[Redacted pursuant to Rule 406 of Regulation C of the Securities Act]




















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-- MachineTalker, Inc.

4. Payments and Invoicing.

[Redacted pursuant to Rule 406 of Regulation C of the Securities Act]

Invoices shall be submitted to:
         Kellogg Brown & Root Services, Inc.
             P.O. Box 12366Arlington, Virginia 22219-2366
                Attention: Procurement - Mr. Kevin B. Shriner

MACHINETALKER shall execute and submit one (1) copy of the "Affidavit for Subcontractor" incorporated as Exhibit 2 with the final invoice.






















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-- MachineTalker, Inc.

5. MACHINETALKER as Independent Contractor.
As an independent contractor under this Agreement, and not an employee or agent of KBR, MACHINETALKER is not authorized to and will not commit KBR to any obligation, and MACHINETALKER will receive no vacation accrual, holiday pay, paid sick leave, insurance, or any other benefits afforded employees of KBR. All taxes, Social Security payments, and other such related charges relative to MACHI NETALKER's Services shall be solely MACH IN ETALKER's responsibility.

6.       Performance of the Services.

6.1  MACHINETALKER's  Services  will  be  performed  at  MACHINETALKER's  office location, KBR Arlington, Virginia and/or other locations to be mutually agreed-upon in writing between KBR and MACHINETALKER. KBR is interested in the results obtained through the use of MACHINETALKER's Services, rather than the manner in which MACHINETALKER's Services are performed. While MACHINETALKER is expected to devote the amount of effort reasonably required to complete the assignments given to MACHINETALKER within the financial and time constraints attendant to each assignment, the number of hours worked during any given day and the particular days that MACHINETALKER works will be solely at MACHINETALKER's discretion except where interface with KBR or client representatives is required. MACHINETALKER understands and agrees that, for any Services performed on KBR's premises or that of a customer or supplier of KBR, that it will comply with any and all rules and regulations pertaining to health, safety, environmental, or security, specifically, KBR's policies regarding substance testing for any persons performing work under contract to KBR on KBR premises.

6.2 EXCEPT FOR EXISTING BUSINESS RELATIONSHIPS AS NOTED IN EXHIBIT 4 MACHINETALKER agrees not to accept any other representation appointment, not to enter into a relationship with any person, firm or corporation with respect to projects which may be competitive with or conflict with the interests of KBR. KBR, however, acknowledges that MACHINETALKER provides MachineTalker(R) products, consulting, and development services to other clients, and agrees that nothing hereunder shall be deemed or construed to prevent MACHINETALKER from carrying on such business or developing for itself or others materials that are not competitive with those produced as a result of the Services provided hereunder, irrespective of their similarity to the deliverables provided hereunder.

6.3 License to Use.
In  addition  to  the  SMMP(R)  license   agreement   executed  by  the  parties
incorporated  as  Exhibit  6 to  this  Agreement  and to  the  extent  that  any
MACHINETALKER Information, as defined below, is incorporated into the Applications Software, MACHINETALKER will grant an exclusive, non-royalty bearing, worldwide and perpetual license to use such MACHINETALKER Information under this Agreement in the area of container and inventory security and tracking. Nothing in this Section 6.3 shall be deemed to permit KBR to disclose, provide access to, sublicense, disassemble, decompile, reverse engineer, modify, create derivative works of, or transfer any MACHINETALKER Information to any third party, except to a subsidiary or affiliate, with a need to know without the prior, written consent of MACHINETALKER.

7. No Subcontracting.
It is understood that this Agreement is for Services to be rendered by MACHINETALKER personally. In no event shall Services requested of MACHINETALKER hereunder be rendered by any other person without KBR's prior written approval.


Agreement No. CA-00062        12/29/2004 6:18 PM                   Page 8 of 14
-- MachineTalker, Inc.

8. Confidentiality and Proprietary Information.

8.1 Confidentiality
MACHINETALKER agrees to keep confidential and not disclose to any third party nor use except in connection with MACHINETALKER's Services for KBR all information concerning KBR, including but not limited to the existence and content of this Agreement, KBR's Services, the business affairs or technical data or processes of KBR, or its customers, made available to MACHINETALKER by KBR in the course of MACHINETALKER's Services to KBR, except to the extent KBR authorizes disclosures in writing. All memoranda, notes, and documents made available to MACHINETALKER by KBR will remain the property of KBR and shall be returned to KBR upon completion of the Services or termination of the Agreement.

KBR agrees that in conjunction with the Project described in the Agreement KBR may receive or be privy to information that is confidential and proprietary to Consultant. Such Confidential Information can include, but is not limited to, the business plans, business associations or proprietary technical information of the Consultant. Except as developed for KBR during the Project, all memoranda, notes, and documents made available to KBR by the Consultant will remain the property of the Consultant and shall be returned to theConsultant upon completion of the Services or termination of the Agreement.

If either MACHINETALKER or KBR receives from the other party written information which is marked "Confidential" or "Proprietary", the receiving party agrees not to use such information except in the performance of this Agreement, and to treat such information in the same manner as it treats its own confidential information for a period of Five (5) years from the date of disclosure. Without limiting the foregoing, it is agreed that all communications between MACHINETALKER and KBR relating to bidding, testing, or sales activities are to be confidential. However, MACHINETALKER's and KBR's obligations above shall not apply with respect to any Confidential Information which:

     A.) (i) is already rightfully in the possession of the Party; (ii) is or becomes publicly available through no wrongful act of either Party; (iii) is rightfully received by the Party from a third party without an obligation of confidentiality to the other Party; (iv) is disclosed to a third party by either Party without restriction; or (v) is approved for release by written authorization of the disclosing Party.
     B.) Is or becomes generally available to the public other than by reason of a breach by either of the PARTIES of its obligations under this Agreement; or
     C.) Is compelled by court order to disclose, provided that disclosing Party
(i) provides to the other Party a reasonable period prior to disclosure written notice of all circumstances pertaining to the proposed disclosure, and (ii) cooperates reasonably with any attempt by other Party to obtain or file pleadings with respect to any protective judicial order limiting or prohibiting the disclosure of such Confidential Information except to the extent necessary for the purposes of the proceeding in which the disclosure order arose; or Other Party agrees that the confidential information can be disclosed to a third party under a non-disclosure agreement with that party, for the sole purpose of preparing proposals, marketing, sales, and other activities reasonably related to disclosing Party's overall business strategy in the area of applications, systems, or solutions that track inventory, containers and other similar packages, where such final purpose is the sale of, and implementation of, the Licensed Products.


Agreement No. CA-00062        12/29/2004 6:18 PM                   Page 9 of 14
-- MachineTalker, Inc.

8.2 Ownership of Proprietary Information and Work Product

MACHINETALKER's original works in developing the Applications Software, including but not limited to MACHINETALKER's work products submitted to KBR, are agreed to be works made for hire, and all right, title and interest will be owned by KBR. MACHINETALKER will promptly disclose to KBR any invention or original work conceived or prepared by MACHINETALKER in the course of MACHINETALKER's Services hereunder in developing such Applications Software, or based on information made available to MACHINETALKER by KBR in the course of MACHINETALKER's Services. Hereunder, all right, title, and interest in such inventions and original works, including any derivative works, or improvements, modifications, or enhancements thereof ("Works") are owned by KBR. MACHINETALKER will assist KBR with all reasonably necessary efforts to execute all papers necessary to enable KBR or its nominee to apply for Letters Patent based on such inventions and copyrights on such Works in the United States and any foreign countries which KBR may select, and to assign to KBR or its nominee the entire right, title, and interest in and to any such Works. Such services by MACHINETALKER are recognized to be outside of the scope of this agreement and MACHINETALKER will be compensated for such efforts at MACHINETALKER's published hourly fee contained in Attachment B.

MACHINETALKER's and KBR's obligations in this Article 8 shall survive any termination or expiration of this Agreement for a period of 5 years from the termination of the Agreement.

9. MACHINETALKER's Reports.
MACHINETALKER will furnish monthly reports reflecting the times worked and a summary of the efforts and the results of MACHINETALKER's Services corresponding to those times. Such reports shall be submitted to the Technical Representative upon request.

10. Compliance with Laws.
MACHINETALKER agrees to conduct its activities and perform all Services in accordance with all applicable laws, regulations, codes or ordinances, including but not limited to possessing all valid and current professional licenses or certifications required to perform the Services in the applicable jurisdiction(s). In the provision of Services pursuant to this Agreement, MACHINETALKER shall comply with KBR/Halliburton Code of Business Conduct incorporated into this Agreement as Exhibit 1. In addition, MACHINETALKER shall comply with all requirements and standards of conduct applicable to it under the Personnel Employment Services Act, Tex. Civ. Stat. Ann. art. 5221a-7.

11. Future Purchases of Licensed Product.
Exhibit 7, Purchase Order Terms and Conditions will be made a part of any future purchases of Licensed Products.

12. Dispute Resolution.
This Agreement and any disputes between the parties shall be governed by the laws of the Commonwealth of Virginia, excluding any provisions thereof dealing with conflict of laws which might make the laws of other jurisdictions applicable. The parties agree that all disputes and claims will be amicably resolved through good faith direct negotiation between the parties as an exclusive substitute for litigation. Should any dispute or claim not be resolved within a reasonable period, the parties agree, as a sole and exclusive remedy, to submit the dispute or claim to mediation or binding arbitration, to be administered by the American Arbitration Association in Arlington, Virginia, in accordance with its then-current rules and procedures.


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-- MachineTalker, Inc.

13. Indemnification for Services

(A) MACHINETALKER AGREES TO INDEMNIFY AND HOLD KBR HARMLESS FROM ANY LOSS, ACTION, OR CLAIM ARISING OUT OF ANY SERVICES RENDERED, PROVIDED THAT KBR GIVES MACHINETALKER NOTICE OF ANY SUCH LOSS OR CLAIM WITHIN 30 DAYS OF THE DATE THAT KBR IS MADE AWARE OF THE CLAIM. KBR AGREES TO USE BEST EFFORTS TO ASSIST MACHINETALKER IN ANY SUCH DEFENSE TO THE EXTENT REASONABLE AND PRACTICABLE.

(B) KBR AGREES TO INDEMNIFY AND HOLD MACHINETALKER HARMLESS FROM ANY LOSS OR CLAIM RELATED TO THE NEGLIGENCE OF KBR, ITS AGENTS OR EMPLOYEES DURING THE TESTING PERIOD DESCRIBE IN ATTACHMENT A, OR ARISING OUT OF ANY REPRESENTATION OR WARRANTY MADE BY KBR, ITS AGENTS, OR EMPLOYEES WHERE SUCH REPRESENTATION EXCEEDS MACHINETALKER'S LIMITED WARRANTY IF SUCH LOSS OR CLAIM IS EXCLUSIVE OF MACHINETALKER NEGLIGENCE, PROVIDED THAT MACHINETALKER GIVES KBR NOTICE OF ANY SUCH LOSS OR CLAIM WITHIN 30 DAYS OF THE DATE THAT MACHINETALKER IS MADE AWARE OF THE CLAIM. MACHINETALKER AGREES TO USE BEST EFFORTS TO ASSIST KBR IN ANY SUCH DEFENSE TO THE EXTENT REASONABLE AND PRACTICABLE.

In the event that either Party is entitled to claim damages from the other Party subsequent to an action arising under article 17, above, such liability shall be limited to:

     1) Damages for bodily injury (including death) and damage to real property and tangible personal property; and
     2) The amount of any other actual direct damages, up to the charges (if recurring, 12 month's charges apply) for the Product that is the subject of the claim.

In no event shall either party be liable to the other for:

     A)   loss of, or damage to, records or data; or
     B) special, incidental, or indirect damages or any consequential economic damages; or
     C)   lost profits, business, revenue, or anticipated savings.

All indemnities are subject to the limitations and exclusions elsewhere in this Agreement.

NOTWITHSTANDING ANYTHING IN THE AGREEMENT TO THE CONTRARY, KBR'S MAXIMUM LIABILITY TO MACHINETALKER SHALL NOT EXCEED THE AMOUNT OF $600,000 UNDER ANY CIRCUMSTANCES, INCLUSIVE OF ATTORNEYS' FEES, COSTS, AND EXPENSES, FOR ANY CLAIM ARISING FROM OR RELATED TO THE AGREEMENT OR TO THE SUBJECT MATTER OF THE AGREEMENT. SUCH CLAIMS MIGHT INCLUDE BUT ARE NOT LIMITED TO CLAIMS FOR BREACH OF CONTRACT.

13.3 In the event, travel outside of the continental United States is authorized under this Agreement, MACHINETALKER acknowledges, understands and accepts that conditions in the world including locations throughout Middle East, Kuwait and/or Iraq can be considered dangerous. Although reasonable efforts are made to ensure the safety of all personnel, KBR makes no representations or warranties regarding the safety of individuals and accepts no liability or responsibility for the safety of independent contractors, subcontractors, MACHINETALKER's, vendors or suppliers including, but not limited to, health and welfare costs that may be incurred in the event of injury.


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-- MachineTalker, Inc.

14. CREATION OF SECURITY INTEREST.
MACHINETALKER hereby grants to KBR a security interest in any products or items purchased for the purpose of creating, repairing, or modifying Licensed Product to secure the performance of MACHINETALKER's obligations as stated in the Agreement. MACHINETALKER agrees to maintain a Job Cost System that at all time will uniquely identify the said products or items to which KBR holds a security interest. MACHINETALKER agrees to segregate the said products or items at all times so that they are readily identifiable and separate from any other similar materials not belonging to KBR and not subject to KBR's security interest. MACHINETALKER agrees to provide free and open access to its facility during normal business hours for inspection by KBR, and to MACHINETALKER's Job Cost System for the purpose of allowing KBR to audit the accuracy of the system and compliance with this Article. MACHINETALKER further agrees to execute any and all UCC-1 forms and such other forms that KBR may request in order to perfect KBR's security interest or to accomplish the purposes of this Article.

15. AUDIT RIGHTS.
For the purpose of evaluating MACHINETALKER's incurred costs with respect to MACHINETALKER's invoices for cost reimbursement, progress payments, MACHINETALKER's claim(s) arising out of a termination or partial termination of this contract, and MACHINETALKER's proposals for incentive price revisions or elements of MACHINETALKER's change proposals which involve unique claims (e.g., obsolescence costs) which must be verified by audit, MACHINETALKER agrees that KBR or any of its duly authorized representatives shall have access to and the right to audit any directly pertinent books, documents, papers, and records which support direct and indirect costs.

16. EXAMINATION OF PROPOSED COSTS.
For the purpose of evaluating MACHINETALKER's proposed costs with respect to proposals, change proposals, and proposals for follow-on procurement, MACHINETALKER agrees that KBR or any of its duly authorized representatives may subject such proposals or reports and related financial data to analysis type examination at MACHINETALKER's facility. For such purposes, MACHINETALKER shall make available all data supporting direct and indirect costs.

17. PERFORMANCE OF WORK ON GOVERNMENT PREMISES
Any work under this contract which is performed by MACHINETALKER or any of its subcon-tractors on premises under Government control is subject to all provisions of this contract governing such work and to the following: A.) All MACHINETALKER personnel shall at all times conspicuously display a distinctive badge provided by MACHINETALKER, identifying such personnel as employees of MACHINETALKER and shall observe and otherwise be subject to such security regulations as are in effect for the particular premises involved. B.) Except as may be otherwise specified in this contract, MACHINETALKER shall furnish all supplies, material and equipment required for the work to be performed. C.) MACHINETALKER shall provide direct supervision of its own employees but shall not supervise or accept supervision from any Government personnel. D.) MACHINETALKER shall designate to KBR in writing an on-the-premises representative to serve as point of contact for MACHINETALKER with the Contracting Officer or his duly authorized representative. E.) Performance of work on Government premises shall be confined to the area(s) specified by the Contracting Officer or his duly authorized representative.


Agreement No. CA-00062        12/29/2004 6:18 PM                   Page 12 of 14
-- MachineTalker, Inc.

18. PROCUREMENT INTEGRITY
As an express condition of the award of this subcontract, (or subcontract modification) MACHINETALKER represents and warrants to KBR that in relation to the award of the prime contract (or prime contract modification) under which this subcontract is issued, MACHINETALKER has complied, and will continue to comply, in all respects with the Procurement Integrity provisions of the Office of Federal Procurement Policy Act Amendments of 1988 (the Act), 41 U.S.C. 423, and its implementing Federal Acquisition Regulations (see FAR 3.104), as amended. MACHINETALKER further agrees that it shall comply with the Act and implementing regulations, as amended, in relation to any and all modifications or extensions of the prime contract under which this subcontract is issued. For violations of the Act by the MACH INETALKER or MACHINETALKER's subcontractors, as determined by notice from the U.S. Government.

19. NOTICE
Any correspondence of notice given by either Party to the other hereunder shall be served, if delivered in person to the office of the authorized representative and designated in writing to act for the respective party, or if deposited in the mail, properly stamped with the required postage and addressed to the office of the authorized representative. Either Party hereto shall have the right to change any representative or address it may have given to the other Party by giving such other party due notice in writing of such change. Notices shall be delivered as addressed as follows:

FOR KBR: Kevin Shriner Telephone: 703-526-7966 Kellogg Brown & Root Services, Inc. 1550 Wilson Blvd, Suite 200
                                    Arlington VA 22209

FOR MACHINETALKER                   Roland F. Bryan Telephone: 805-957-1680
                                    MachineTalker, Inc.
                                    513 De La Vina Street
                                    Santa  Barbara,  CA  93101  Notices  of  all
                                    changes   to  the   Agreement,   except   as
                                    otherwise stated herein, shall be delivered thirty (30) days prior to the effective date of the change.


20. Purchase of the Software License.
MACHINETALKER offers the purchase of the Software License under the condition that acceptance by KBR must be in the form of a Lump Sum payment in the amount of $200,000 and received by MACHINETALKER prior to 11:59pm on 01 April 2005. In the event KBR elects to purchase the Software License, said License terms and conditions shall be as set forth in Exhibit 6 of this Agreement. In the event KBR elects to end the project, or fails to purchase the Software License, such action or inaction on behalf of KBR shall result in the following: 1) KBR shall waive any and all rights to the licenses technology and products, 2) KBR and MACHINETALKER shall cease to have any right and/or obligation to each other and
3) MACHINETALKER shall be free of all encumbrances and limitations on the intellectual property rights as it applies to the licensed technology and products.


Agreement No. CA-00062        12/29/2004 6:18 PM                   Page 13 of 14
-- MachineTalker, Inc.

21. Agreement Documents

     Attachment A -Relative Activity Periods vs. Task
     Attachment B -MACHINETALKER Hourly Rates
     Exhibit 1 - Halliburton Code of Business Conduct
     Exhibit 2 - Affidavit for MACHINETALKER (Final Release)
     Exhibit 3 - Small Business Program Representations
     Exhibit 4 - Organizational Conflict of Interest
     Exhibit 5 - Secrecy Agreement (Mutual Non-Disclosure Agreement)
     Exhibit 6 - Software License (9 Pages)
     Exhibit 7 - Purchase Order Terms and Conditions (11 Pages)
     Exhibit 8 - Notice of KBR Invoice Procedures


22. Entire Agreement.

The foregoing constitutes the entire Agreement between KBR and MACHINETALKER and supercedes any representations or Agreements heretofore made with respect to the same subject matter. This Agreement may be renewed, modified, or amended only by a document in writing signed by both parties hereto.

Please signify Agreement to the foregoing by dating and signing both originals of this Agreement and returning one original to KBR's attention.















Agreement No. CA-00062        12/29/2004 6:18 PM                   Page 14 of 14
-- MachineTalker, Inc.

                                 "MACHINETALKER"
                  MACHINETALKER, INC., a Delaware corporation


Name & title: Date:
Roland F. Bryan, President

Address and Facsimile Number for Notice:

MachineTalker, Inc.
513 De La Vina Street
Santa Barbara, California 93101

Facsimile No.: (805) 957-1740

                                      "KBR"
                      KELLOGG, BROWN & ROOT SERVICES, INC.




 Name & title: Date:


 Address and Facsimile Number for Notice:

 Kellogg, Brown & Root Services, Inc.
 Attn: Procurement
 1550 Wilson Boulevard, Suite 400
 Arlington, Virginia 22209

 Facsimile No.: (____)

Consulting Agreement
MachineTalker, Inc.

                                  ATTACHMENT A

[Redacted pursuant to Rule 406 of Regulation C of the Securities Act]

                                  ATTACHMENT B


[Redacted pursuant to Rule 406 of Regulation C of the Securities Act]

Consulting Agreement
 MachineTalker, Inc.

                                    EXHIBIT 1


                            Code of Business Conduct

  Halliburton Company

Code of
      Business
          Conduct

                                TABLE OF CONTENTS


Letter To All Employees ......................................1

General Policy Regarding Laws and Business Conduct ...........2

Ethical Business Practices ...................................3
    Sensitive Transactions ...................................3
    Commercial Bribery .......................................4
    Accounting Controls, Procedures and Records ..............5
    Use and Disclosure of Inside Information .................6
    Confidential or Proprietary information ..................6
    Conflicts of Interest ....................................7
    Fraud and Similar Irregularities .........................8
 Export Matters and International
 Business Relationships ......................................9
 Export Administration and International
    Economic Sanctions .......................................9
    Boycotts .................................................9
    International Business Relationships .....................10

 Antitrust and Competition ...................................11

 Employment and the Workplace ................................12
    Equal Employment Opportunity .............................12
    Harassment ...............................................12

 Health, Safety and Environment ..............................13

  Political Activities .......................................14

  United States Federal Government Contracting ...............15

  Confidential Reporting of Alleged Code Violations ..........1E

  Useful Telephone Numbers ...................................1E

  Training ...................................................1E
  Distribution ...............................................1E

General Policy Regarding Laws and Business Conduct

         The Code of Business Conduct of Halliburton Company (the "Company") consists of the policies relating to the ethical and legal standards of conduct to be followed by Directors, employees and agents of the Company in the conduct of its business. The Code of Business Conduct applies to all Company Directors, employees and agents and all Company activities throughout the world, except where specifically indicated.

         It is the policy of the Company to comply with applicable law. Some Company policies are based on the requirements of applicable law and others are just good ethics and business sense. The Company is organized under United States law and its securities are publicly traded. This means that the Company is primarily governed by United States law, and that United States law applies to some of the Company's business outside the United States.

         The Company does business in many countries around the world and, as a good business citizen, we must observe the applicable laws of the countries in which the Company does business. Sometimes there is a conflict between the United States law and the law of one of the other countries in which the Company operates. In these situations the Company will resolve the conflict with the advice and counsel of the Law Department.

         It is the personal responsibility of each Company Director, employee and agent to observe the standards of conduct and other requirements of the Code of Business Conduct whether or not these standards and requirements are also imposed by law. Any Director, employee or agent who does not comply with these standards and requirements is acting outside the scope of his or her employment, responsibilities or agency.

         The underlying formal policies themselves have more detail than is contained in this booklet. It is the responsibility of each Director, employee or agent to familiarize himself or herself with the details of the policies of the Company that apply to his or her assigned duties. If an employee wishes to refer to the complete policies summarized in this booklet, they are available in electronic and written form. If a Director, employee or agent has any questions about the policies summarized in this booklet, he or she should contact the Law Department.

Reference: Corporate Policy 3-0001
                                       2

                           Ethical Business Practices

         Company policy requires Directors, employees and agents to observe high standards of business and personal ethics in the conduct of their duties and responsibilities. Directors and employees must practice fair dealing, honesty and integrity in every aspect of dealing with other Company employees, the public, the business community, shareholders, customers, suppliers, competitors and government authorities. When acting on behalf of the Company, Directors and employees shall not take unfair advantage through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or other unfair-dealing practices.

         Company policy prohibits unlawful discrimination against employees, shareholders, Directors, officers, customers or suppliers on account of race, color, age, sex, religion or national origin. All persons shall be treated with dignity and respect and they shall not be unreasonably interfered with in the conduct of their duties and responsibilities.

         No Director or employee should be misguided by any sense of loyalty to the Company or a desire for profitability that might cause him or her to disobey any applicable law or Company policy. Violation of Company policy will constitute grounds for disciplinary action, including, when appropriate, termination of employment.


Reference: Corporate Policy 3-0001

Sensitive Transactions

         Company policy prohibits its Directors, employees and agents from entering into sensitive transactions. If such a transaction occurs, the Company and its officers, Directors and employees directly involved may be subject to fines, imprisonment and civil litigation.

         The term "sensitive transactions" is commonly used to describe a broad range of business dealings generally considered to be either illegal, unethical, immoral or to reflect adversely on the integrity of the Company. These transactions are usually in the nature of kickbacks, gifts of significant value, bribes or payoffs made to favorably influence some decision affecting a company's business or for the personal gain of an individual. These transactions may result in violation of various laws, including the United States Foreign Corrupt Practices Act (the "FCPA") and similar laws of other countries.

     Company policy and the FCPA prohibits the Company and its officers, Directors, employees and agents from corruptly offering or giving anything of value to:

         o An official, including any person acting in an official capacity for a government outside the United States or an official of a public international organization;
         o A political party official or political party outside the United States; or
         o        A candidate for political office outside the United States;

directly or indirectly, for the purpose of influencing any act or decision of these officials in their official capacity or in violation of their lawful duties or to secure any improper advantage in order to help the Company obtain or retain business or direct business to any person.

         Employees of government owned companies such as national oil companies are considered to be government officials.

         Company policy prohibits any Director, employee or agent from making any payment or engaging in any transaction that is prohibited by the FCPA.

         This policy does not prohibit properly made and recorded facilitating payments. Sometimes the Company may be required to make facilitating or expediting payments to a low level government official or employee in some countries other than the United States to expedite or secure the performance of routine governmental action by the government official or employee. Such facilitating payments may not be illegal under the FCPA and similar laws of other countries. Nevertheless, it may be difficult to distinguish a legal facilitating payment from an illegal bribe, kickback or payoff. Accordingly, facilitating payments must be strictly controlled and every effort must be made to eliminate or minimize such payments. Facilitating payments, if required, will be made only in accordance with the advance guidance of the Law Department. All facilitating payments must be recorded accurately as facilitating payments in the accounting records of the Company.

Reference: Corporate Policy 3-0005

Commercial Bribery

         Company policy prohibits commercial bribes, kickbacks and other similar payoffs and benefits paid to any suppliers or customers.

         Directors, employees and agents are also prohibited from receiving, directly or indirectly, anything of a significant value (other than salary, wages or other ordinary compensation from the Company) in connection with a transaction entered into by the Company.

         Bribery of suppliers or customers includes any payment for the benefit of any representative of the supplier or customer. It includes:

         o        Gifts of other than nominal value;
         o Cash payments by Directors, employees or third per-sons, such as agents or consultants, who are reimbursed by the Company;
         o The uncompensated use of Company services, facilities or property, except as may be authorized by the Company; and
         o        Loans, loan guarantees or other extensions of credit.

         This policy does not prohibit expenditures of reasonable amounts for meals and entertainment of suppliers and customers which are an ordinary and customary business expense, if they are otherwise lawful. Expenditures of this type should be included on expense reports and approved under standard Company procedures.

Reference: Corporate Policy 3-0006

Accounting Controls, Procedures and Records

         Applicable laws and Company policy require the Company to keep books and records that accurately and fairly reflect its transactions and the dispositions of its assets. In addition, the Company must maintain a system of internal accounting controls that will ensure the reliability and adequacy of its books and records. Failure to meet such requirements may constitute a violation of law.

         To satisfy these requirements, the Company has adopted policies to ensure that only proper transactions are entered into by the Company, that such transactions have proper management approval, that such transactions are properly accounted for in the books and records of the Company and that the reports and financial statements of the Company are timely prepared, understandable and fully, fairly and accurately reflect such transactions. All Directors and employees having any responsibility for such functions must be familiar with the Company's policies, accounting controls, procedures and records and must comply with their requirements.

Reference: Corporate Policy 3-0004

Use and Disclosure of Inside information

         The laws of the United States and many other countries regulate the use and disclosure of inside information concerning the Company. Information is "inside information" if it has not been publicly disclosed. The Company has policies (based in part on such laws) concerning the use and disclosure of inside information.

         Company policy prohibits disclosure of material inside information to anyone other than persons within the Company whose positions require them to know such information.

         Company policy also prohibits trading in the securities of the Company by any employee while in the possession of material inside information. If an employee or agent has inside information he or she must wait until the end of business on the second business day after the information has been properly disclosed to the public before trading in the securities of the Company. Company policy also prohibits providing inside information to other persons or recommending that they buy or sell the Company's securities on the basis of inside information. More restrictive rules apply to certain key employees, officers and Directors.

         A Director, employee or agent shall not trade in the securities of another company if, in the course of his or her employment or position with the Company, he or she learns confidential information about such other company that is likely to affect the price of such securities.

         Company Directors, employees and agents are discouraged from short term speculation in the securities of the Company.

         It is Company policy that no preferential treatment be given with respect to disclosure of inside information. The Company has adopted procedures to avoid improper preferential disclosures.

Reference: Corporate Policy 3-0008

Confidential or Proprietary Information

         Company Directors, employees and agents often learn confidential or proprietary information about the Company or its customers. Company policy prohibits Directors, employees and agents from disclosing or using confidential or proprietary information outside the Company or for personal gain, either during or after employment, without proper written Company authorization to do so. An unauthorized disclosure could be harmful to the Company or a customer or helpful to a competitor.

         The Company also works with proprietary data of customers, suppliers and joint venture partners. This is an important trust and must be discharged with the greatest care for the Company to merit the continued confidence of its customers, suppliers and joint venture partners. No Director, employee or agent shall disclose or use confidential or proprietary information outside the Company without Company authorization, nor shall any Director, employee or agent disclose such information to other employees except on a need-to-know basis.

Reference: Corporate Policy 3-0009

Conflicts of Interest

         Company policy prohibits conflicts between the interests of its Directors or employees and the Company. A complete definition of what constitutes a conflict of interest is difficult. There are some situations, however, that will always be considered a prohibited conflict of interest. These situations occur when a Director or employee or any person having a close personal relationship with the Director or employee:

o Obtains a significant financial or other beneficial interest in one of the Company's suppliers, customers or competitors without first notifying the Company and obtaining written approval from the Chief. Executive Officer or his or her designee;
o Engages in a significant personal business transaction involving the Company for profit or gain, unless such transaction has first been approved in writing by the Chief Executive Officer or his or her designee;
o Accepts money, gifts of other than nominal value, excessive hospitality, loans, guarantees of obligations or other special treatment from any supplier, customer or competitor of the Company (loans from lending institutions at prevailing interest rates are excluded);
o Participates in any sale, loan or gift of Company property without obtaining written approval from the Chief Executive Officer or his or her designee;
o Learns of a business opportunity through association with the Company and discloses it to a third party or invests in or takes the opportunity personally without first offering it to the Company;
o     Uses  corporate  property,  information, or position for personal gain; or
o     Competes with the Company.

         A conflict of interest may arise because of outside directorships, personal use of Company property or obtaining Company services for personal benefit.

         "Person having a close personal relationship with the Director or employee" refers to the Director's or employee's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, any person living in the same house with the Director or employee or any business associate of the Director or employee.

         Periodically the Company requires certain employees to certify to the Company that they have complied with all requirements of the Code of Business Conduct. Disclosure of a particular situation that may be a conflict of interest does not mean that the Company will consider it to be substantial enough to be prohibited. Each situation will be considered on an individual basis.

Reference: Corporate Policy 3-0003

Fraud and Similar Irregularities

         Company policy prohibits fraud and establishes procedures to be followed concerning the recognition, reporting and investigation of suspected fraud. Fraud includes, but is not limited to:

         o        Dishonest or fraudulent act;
         o        Embezzlement;
         o Forgery or alteration of negotiable instruments such as Company checks and drafts;
         o Misappropriation of Company, employee, customer, partner or supplier assets;
         o Conversion to personal use of cash, securities, supplies or any other Company asset;
         o        Unauthorized  handling or reporting  of Company  transactions;
                  and
         o Falsification of Company records or financial statements for personal or other reasons.

         Directors and employees are obligated to protect the Company's assets and ensure their efficient use. Theft, carelessness and waste of Company assets by Directors and employees are prohibited since such actions and conduct have a direct and negative impact on the Company's profitability. All Company assets shall only be used for the legitimate business purposes of the Company.

         Any Director, employee or agent who suspects that any fraudulent activity may have occurred is required to report such concern to the Law Department, Audit Services, Security Department, or the Company's Chief
Financial Officer. All fraud investigations will be conducted under the direction of the Law Department.

Reference: Corporate Policy 3-0015

                        Export Matters and International
                             Business Relationships

 Export Administration and International Economic Sanctions

         Although the Company operates in many countries throughout the world, as a United States company it must comply with the export administration and international economic sanctions laws of the United States. Company policy requires that the Company conduct all of its business and export its services, products and technology in compliance with such laws. There are no exceptions to this policy.

         The Company has established a comprehensive internal monitoring program to ensure compliance with such laws. The requirements of these laws are complex and sometimes difficult to understand. Any questions concerning the requirements of this policy or the applicable law should be addressed to the export control manager or the Law Department. All Company Directors, employees and agents must observe all requirements of the internal controls program and act in compliance with these laws.

Reference: Corporate Policy 3-0010

Boycotts

         Applicable laws and Company policy prohibits cooperation with certain boycotts imposed by the laws of other countries. Applicable United States laws also require that the Company not provide certain information concerning the identity and nationality of its employees, Directors, shareholders, subcontractors and suppliers or information about where the Company does business when such information is requested to support a prohibited boycott.The Company is also required to report requests it receives to support such boycotts even though it does not comply with such requests.

         Sometimes requests to support a prohibited boycott are hard to detect. All employees and agents who are likely to come in contact with such requests must be fully aware of the details of this policy.

Reference: Corporate Policy 3-0011

International Business Relationships

         The Company often enters into business relationships with other persons and companies outside the United States. These "International Business Relationships" take the form of agency agreements, joint ventures and other forms of business combinations. Company policy governs the manner in which it will enter into and manage these business relationships.

      The term "International Business Relationships" includes the following:
o Employment of an agent, consultant, sponsor or any other party to assist the Company in obtaining work or projects, personnel visas, import licenses, facilities or other matters necessary for operation within a country or region;
o Entering into a joint venture, consortium or shareholder agreement, or any other arrangement where another party obtains an equity interest in the business of an entity in which the Company also owns an interest or a share of the profits from any work performed by the Company;
o Entering into a distribution, marketing, sales representation or licensing agreement where another party distributes, markets, sells or licenses others or obtains a license relating to the services, products or technology of the Company; or
o Entering into a contract or subcontract where another party will perform the majority of the work to be performed under the Company's contract.

         "International Business Relationships" do not include subcontracts or purchase orders for goods or routine services in the regular course of business.

         While International Business Relationships are useful in the conduct of the Company's business, they must be adequately subject to the Company's systems of control to protect the Company's assets against unauthorized use. Also, the Company may be held accountable for actions taken by agents and others on its behalf. Thus, Company policy requires that selection of other parties with whom the Company will join in International Business Relationships must be subject to appropriate management control and investigation.

         All proposed agreements establishing or amending such relationships must be carefully reviewed by legal, financial and management personnel prior to signing the agreement.

         Further, these agreements must require that the other parties agree to comply with the Company's Code of Business Conduct for International Business Relationships. This separate code of conduct applies to International Business Relationships. It includes many of the same requirements as the Company's Code of Business Conduct. Any employee who has responsibilities with respect to International Business Relationships must be familiar with the more detailed applicable Company policies.

Reference: Corporate Policy 3-0007

Antitrust and Competition

         The antitrust laws of the United States and other countries prohibit agreements or actions that might eliminate or discourage competition, bring about a monopoly, abuse a dominant market position, artificially maintain prices or otherwise illegally hamper or distort commerce.

         In addition to criminal fines and jail terms, United States antitrust violations often allow a private party to recover three times actual money damages. Antitrust lawsuits have frequently resulted in judgments against companies amounting to tens of millions and on occasions hundreds of millions of dollars.

         The Company does not tolerate any business activity that violates antitrust laws that apply to the Company's business. Company policy requires that no Director, employee or agent of the Company shall enter into any understanding, agreement, plan or scheme, express or implied, formal or informal, with any competitor in regard to prices, terms or conditions of sale or service, production, distribution, territories or customers; nor exchange or discuss with a competitor prices, terms or conditions of sale or service, or any other competitive information; nor engage in any other conduct which violates any of the antitrust laws. However, subcontracting arrangements or joint proposals with competitors which are not in violation of applicable antitrust laws and which have been approved by the Law Department are not prohibited. Any discussion with competitors in connection with a project in which the competitor is an alliance partner, joint venturer, or subcontractor must be precleared and coordinated with the Law Department.

         Antitrust laws are complex and sometimes difficult to understand. Any Director, employee or agent of the Company who has responsibility for business conduct that might be subject to antitrust laws must be guided by the advice of the Law Department. Any questions concerning antitrust implications must be referred to the Law Department before taking any action. There are no exceptions to this policy and no one is authorized to approve any action in violation of this policy.

Reference: Corporate Policy 3-0013

                          Employment and the Workplace

 Equal Employment Opportunity

         Company policy prohibits all unlawful discrimination against any employee or applicant for employment. The Company is committed to providing equal opportunity to all qualified individuals in its hiring and promotion policies. The Company will endeavor to create a workforce that is a reflection of the diverse population of the communities in which it operates.

         With respect to operations governed by United States law, this policy relates to all phases of employment, including recruitment, hiring, placement, promotion, transfer, compensation, benefits, training, educational, social and recreational programs and the use of Company facilities. It covers all other personnel actions in all job categories and at all levels, including employment of qualified disabled individuals, disabled veterans and veterans of the Vietnam era. It is intended to provide employees with a working environment free of discrimination, harassment, intimidation or coercion relating directly or indirectly to race, color, religion, sex, age, disability or national origin.

         All Directors, members of management and other employees shall actively support this policy.

Reference: Corporate Policy 3-0002

 Harassment

         The Company believes that all employees should be treated with dignity and respect. It is the policy of the Company to provide a work environment which is free from harassment.

         As used in this policy, harassment includes sexual, racial, ethnic, and other forms of harassment, including harassment based upon disability. Some examples, depending on the facts and circumstances, include:

o Verbal or Written Harassment - unwelcome or derogatory comments regarding a person's race, color, sex, religion, ancestry, ethnic heritage, mental or physical disability, age or appearance; threats of physical harm; or the distribution of material having such effects, including by electronic mail or display in any Company work area.
o Physical Harassment - hitting, pushing or other aggressive physical contact or threats to take such action, or inappropriate gestures.
o Sexual Harassment - unwelcome sexual conduct, whether verbal or physical, including sexual advances, demands for sexual favors, or other verbal or physical conduct of a sexual nature, whether or not it was designed or intended to promote an intimate relationship.

         It is not considered harassment for supervisors and other members of management to enforce job performance and standards of conduct in a fair and consistent manner.

         Any employee who believes she or he is being harassed should consider telling the offending party that she or he objects to that conduct. This often solves the problem. However, if an employee is not comfortable confronting the offending party (or if the offending party's unwelcome conduct continues), the employee should advise his or her immediate supervisor of the offending conduct. If the employee is more comfortable discussing the issue with someone other than his or her immediate supervisor, or if the immediate supervisor has not taken what the employee regards as appropriate action to solve the problem, the employee should contact a Human Resources or Law Department representative.

         Reports of harassment will be investigated promptly and discreetly.

         Any employee who reports any act of harassment in good faith, including sexual harassment, will not be retaliated against because of such report.

Reference: Corporate Policy 3-0016

Health, Safety and Environment

         Protection of health, safety and the prevention of pollution to the environment are primary goals of the Company. The Company will strive to develop and provide products and services that have no undue environmental impact and are safe in their intended use, efficient in their consumption of energy and natural resources and can be recycled, reused or disposed of safely.

         All employees must conduct their duties and responsibilities in compliance with applicable law and industry standards relating to health and safety in the workplace and prevention of pollution to the environment.

         The Chief Health, Safety and Environment Officer of the Company shall oversee the administration of this policy. Implementation shall be subject to the oversight of the Health, Safety and Environment Committee of the Company's Board of Directors.

Reference: Corporate Policy 3-0014

Political Activities

         The Company believes strongly in the democratic process. Its Directors and employees should take an active interest in fostering principles of good government in the countries and communities in which they live. Directors and employees may spend their own time and funds supporting political candidates and issues, but they will not be reimbursed by the Company. Directors and employees should ensure that their personal political contributions and activities are in compliance with applicable law.

         Further, some political conduct which is permitted and encouraged for individuals is unlawful for corporations.

         Company policy requires Directors, employees and agents who represent the Company in political and governmental matters to comply with all laws regulating corporate participation in public affairs. To assure that these requirements are met and as guidance to them, the following policies have been adopted:

         No Director, employee or agent shall apply any pressure on any other employee that infringes that individual's right to decide whether, to whom and in what amount a personal political contribution is to be made;

         No contributions of Company funds, property or services shall be made in support of political candidates for federal office in the United States or in certain states or other countries where such contributions are prohibited. Indirect expenditures on behalf of a candidate, such as travel on a Company aircraft, may be considered as contributions in this regard;

         No political contribution of Company funds, property or services can be made by the Company, except in accordance with a plan approved by the Chief Executive Officer;

o When permitted by law and authorized by the Chief Executive Officer, Company funds and facilities may be used to provide administrative support for the operation of political action committees or programs, the purposes of which include the disbursement of financial contributions made by certain employees, shareholders and/or others to political parties or candidates. No Company funds, facilities or other property will be used for other than administrative support of such a committee;

o When permitted by law and authorized by the Chief Executive Officer, expenditures of Company funds may be made to inform or influence the voting public on an issue of importance to the business of the Company and its shareholders.

     If an employee or Director is requested to make a political contribution or to provide assistance on behalf of the Company, whether personal or corporate, and such employee or Director has any questions regarding this Company policy or applicable law, the employee or Director should contact the Company's Vice President - Government Relations or the Law Department.

Reference: Corporate Policy 3-0012

United States(degree)federal Government Contracting

         To ensure that the Company complies with federal regulations on United States governmental contracts, all employees involved in the performance of work under governmental contracts are to be adequately informed and sufficiently trained in the policies and practices contained in the Code of Business Conduct and other Company policies specifically relating to government contracting. Each business unit manager with contracts with the United States government is responsible for ensuring that training sessions regarding these policies are conducted and that the training sessions are properly documented.

         The Company takes appropriate, timely action to correct violations of United States governmental standards. If any employee has a question on the propriety of a transaction, the employee must report the transaction to the immediate supervisor. If the supervisor finds the question to have substance, the supervisor must report the transaction to the General Counsel or his or her designee. The supervisor must advise the employee of the action the supervisor has taken. If the employee disagrees with the supervisor or if the employee is not comfortable reporting the transaction to the supervisor, the employee may contact the General Counsel or his or her designee directly.

         When cost and pricing data are required to respond to a government solicitation, the cost and pricing data must be current, accurate, and complete at the time of submission. All costs are to be properly recorded, documented, and retained in compliance with United States federal procurement regulations. Each business unit doing business with the United States government must invoice the government in strict compliance with United States governmental cost principles and other United States federal regulations.

         Many United States governmental projects in which the Company participates may involve classified or proprietary materials or information. In these cases, the Company complies with all United States government security regulations to prevent unauthorized access, distribution, or use of any classified information.

         The Company complies with applicable United States federal statutes and regulations governing the employment of former United States military, Department of Defense, or other federal employees. When the Company contemplates hiring a former United States governmental employee or engaging the employee as a consultant, the responsible business unit manager shall consult with the Law Department for guidance.

Reference: Corporate Policy 3-0017

Confidential Reporting of Alleged Code Violations

         If you need advice or assistance or know of a violation of the Code of Business Conduct, you should contact management or the Law Department in person or by telephone. You may also send an e-mail to FHOUCODE or a letter to the special Mailbox noted below, or you may call the Company's Ethics Helpline.

If you use the Ethics Helpline, Mailbox or Code e-mail address:

1. You may refrain from identifying yourself (although, in the absence of such identification, the Company may have insufficient information to investigate the allegations).
2. No retribution shall be imposed on you for making the report in good faith unless you are one of the violators.
3.       Your confidentiality shall be maintained unless disclosure is:

o Required or advisable in connection with any governmental investigation or report;
o        In the interests of the Company, consistent with the goals of the Code;
         or
o        Required or advisable in the Company's legal defense of the matter.

         The Ethics Helpline, Mailbox and Code e-mail address are not intended to be used for personal grievances. All matters that do not appear to constitute violations of the Code of Business Conduct will be referred to the appropriate department; for example, reports concerning personnel grievances will be sent to the Human Resources Department.

         The Ethics Helpline is answered by an independent company and is available every day, 24 hours a day. Translators are available on request. If you are calling from the United States or Canada, you may access the Ethics Helpline toll free by dialing:

                                 1-888-414-8112

If you are in the United Kingdom, you may dial toll free: 0800-169-3116 If you are in Indonesia, you may dial toll free:

                               001-803-1-009-1244

If you are calling from any other country, you may call collect at:

                                  770-613-6714

The address of the Mailbox for making Code reports is:

                           Director of Business Conduct Halliburton Company P.O. Box 2625
                           Houston, Texas 77252-2625 U.S.A.

                            Useful Telephone Numbers

Executive Vice President                    713.759.2620
and General Counsel
Law Department - Houston, TX                281.575.4434
        (Energy Services Group)
Law Department - Houston, TX                713.753.2241
        (Kellogg Brown & Root)
Law Department - Houston, TX                713.753.2344
        (KBR Government Operations)
General Counsel and Secretary -
Landmark                                    713.839.2422
Law Department - Leatherhead
44.1372.86.6583
Law Department - Aberdeen                   44.1224.776071
Law Department - Cairo                      20.2.522.8737
Law Department - Dubai                      971.4.3036629
Law Department - Moscow                     7.095.755.8300
Law Department - Perth                      61.8.9278.4280
Law Department - Singapore                  65.6329.7779
Chief Financial Officer                     713.759.2636
Vice President - Human Resources            281.575.3734
Director of Audit Services                  713.839.4747
Security Department                         713.839.4704
Director of Business Conduct                713.759.2673


                                    Training

         Code of Business Conduct training is available on the Company's intranet. Additionally, various departments offer a significant number of training courses in a wide number of Code of Business Conduct subjects that include, among many others, environmental compliance, safety, compliance with laws and equal opportunity. To arrange training on the Code of Business Conduct or other subjects, contact the Director of Business Conduct.


                                  Distribution

         The Company's Code of Business Conduct is a very important part of the governance of the Company. A summary of the Code is published in a number of languages and is distributed to employees in hard copy and on the Company's intranet. The Code of Business Conduct is also published on the Company's internet home page at http://www.halliburton.com. To obtain a full copy of the Company's Code of Business Conduct, contact the Director of Business Conduct.

Consulting Agreement
MachineTalker, Inc.

                                    EXHIBIT 2


                    Affidavit for Consultant - Final Release
                           (submit with final invoice)

CONSULTANT                                  Prime Contractor
                                            Kellogg Brown & Root Services, Inc.
                                            1550 Wilson Boulevard, Suite 200
                                            Arlington, Virginia 22209


"AFFIDAVIT FOR CONSULTANT"

                         RE: AGREEMENT/WORK RELEASE NO.

_NAME OF CONSULTANT:                                   DATE OF AGREEMENT:
_NAME OF OWNER UNDER AGREEMENT: Kellogg Brown & Root Services, Inc.
                                -----------------------------------

         WHEREAS, the above-named Consultant entered into the above-referenced Agreement with Kellogg Brown & Root Services, Inc. for performance by Consultant of the Services described in the Agreement; and

         WHEREAS, under the Agreement certain monies are not due and payable unto Consultant until all bills for labor, material, and other changes arising in the performance of the Services have been fully paid by the Consultant;

         NOW, THEREFORE, for the purpose of inducing Kellogg Brown & Root Services, Inc. to pay over such monies unto the Consultant, the Consultant does hereby:

                 Warrant and represent to Kellogg Brown & Root Services, Inc. that all bills for labor, material, re-sublet work, equipment rental, taxes, insurance and all other charges arising in connection with the performance of the Services have been fully paid by or for the Consultant, except as listed below;
                  Agree to indemnify and hold harmless Kellogg Brown & Root Services, Inc. from all liens, claims, demands, penalties, losses, costs, damages, and liability in any manner arising out of or in connection with any claim by any person, entity or agency for payment for work or labor performed or material furnished pursuant to or in connection with the Agreement;
                  Release, relieve and discharge Kellogg Brown & Root Services, Inc. from all claims for payment (other than unpaid retainage, if any) for work performed under or in connection with the Agreement or any change order or other modification thereto, except as listed below.


EXCEPTIONS:

Signed:_____________________________________________

Printed Name and Title_____________________________________________



                  FOR CONSULTANT
           SUBSCRIBED AND SWORN TO before me this the_______day of__________2003

                                  NOTARY PUBLIC
                          County of___________________

                       State of__________________________

Consulting Agreement
 MachineTalker, Inc.

                                    EXHIBIT 3


                     Small Business Program Representations

52.21 9-1 SMALL BUSINESS PROGRAM  REPRESENTATIONS  (APR 2002) - ALTERNATE I (APR
2002)

(a)(1) The North American Industry Classification System (NAICS) code for this acquisition is 561210.

(2) The small  business size standard is  $6,000,000.00.

(3) The small business size standard for a concern which submits an offer in its own name, other than on a construction or service contract, but which proposes to furnish a product which it did not itself manufacture, is 500 employees.

(b) Representations. (1) The offeror represents as part of its offer that it [ ] is, [ ] is not a small business concern.

(2) (Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision.) The offeror represents, for general statistical purposes, that it [ ] is, [ ] is not a small disadvantaged business concern as defined in 13 CFR 124.1002.

(3) (Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision.) The offeror represents as part of its offer that it [ ] is, [ ] is not a women-owned small business concern.

(4) (Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision.) The offeror represents as part of its offer that it [ ] is, [ ] is not a veteran-owned small business concern.

(5) (Complete only if the offeror represented itself as a veteran-owned small business concern in paragraph (b)(4) of this provision.) The offeror represents as part of its offer that it [ ] is, [ ] is not a service-disabled veteran-owned small business concern.

(6) [Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision.] The offeror represents, as part of its offer, that--

(i) It [ ] is, [ ] is not a HUBZone small business concern listed, on the date of this representation, on the List of Qualified HUBZone Small Business Concerns maintained by the Small Business Administration, and no material change in ownership and control, principal office, or HUBZone employee percentage has occurred since it was certified by the Small Business Administration in accordance with 13 CFR part 126; and

(ii) It [ ] is, [ ] is not a joint venture that complies with the requirements of 13 CFR part 126, and the representation in paragraph (b)(6)(i) of this provision is accurate for the HUBZone small business concern or concerns that are participating in the joint venture. (The offeror shall enter the name or names of the HUBZone small business concern or concerns that are participating in the joint venture:

) Each HUBZone small business concern participating in the joint venture shall submit a separate signed copy of the HUBZone representation.

(7) (Complete if offeror represented itself as disadvantaged in paragraph (b)(2) of this provision.) The offeror shall check the category in which its ownership falls:

____ Black American.

____ Hispanic American.

____ Native American (American Indians, Eskimos, Aleuts, or Native Hawaiians).

____ Asian-Pacific American (persons with origins from Burma, Thailand, Malaysia, Indonesia, Singapore, Brunei, Japan, China, Taiwan, Laos, Cambodia (Kampuchea), Vietnam, Korea, The Philippines, U.S. Trust Territory of the Pacific Islands (Republic of Palau), Republic of the Marshall Islands, Federated States of Micronesia, the Commonwealth of the Northern Mariana Islands, Guam, Samoa, Macao, Hong Kong, Fiji, Tonga, Kiribati, Tuvalu, or Nauru).

       Subcontinent Asian (Asian-Indian) American (persons with origins from India, Pakistan, Bangladesh, Sri Lanka, Bhutan, the Maldives Islands, or Nepal).

       Individual/concern, other than one of the preceding.

(c) Definitions. As used in this provision--

Service-disabled veteran-owned small business concern--

(1) Means a small business concern--

(i) Not less than 51 percent of which is owned by one or more service-disabled veterans or, in the case of any publicly owned business, not less than 51 percent of the stock of which is owned by one or more service-disabled veterans; and

(ii) The management and daily business operations of which are controlled by one or more service-disabled veterans or, in the case of a veteran with permanent and severe disability, the spouse or permanent caregiver of such veteran.

(2) Service-disabled veteran means a veteran, as defined in 38 U.S.C. 101(2), with a disability that is service-connected, as defined in 38 U.S.C. 101(16).

"Small business concern," means a concern, including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria in 13 CFR Part 121 and the size standard in paragraph (a) of this provision.

Veteran-owned small business concern means a small business concern--

(1) Not less than 51 percent of which is owned by one or more veterans (as defined at 38 U.S.C. 101(2)) or, in the case of any publicly owned business, not less than 51 percent of the stock of which is owned by one or more veterans; and

(2) The management and daily business operations of which are controlled by one or more veterans.

"Women-owned small business concern," means a small business concern --

(1) That is at least 51 percent owned by one or more women or, in the case of any publicly owned business, at least 51 percent of the stock of which is owned by one or more women; or

(2) Whose management and daily business operations are controlled by one or more women.

(d)      Notice.

(1) If this solicitation is for supplies and has been set aside, in whole or in part, for small business concerns, then the clause in this solicitation providing notice of the set-aside contains restrictions on the source of the end items to be furnished.

(2) Under 15 U.S.C. 645(d), any person who misrepresents a firm's status as a small, HUBZone small, small disadvantaged, or women-owned small business concern in order to obtain a contract to be awarded under the preference programs established pursuant to section 8(a), 8(d), 9, or 15 of the Small Business Act or any other provision of Federal law that specifically references section 8(d) for a definition of program eligibility, shall--

(i) Be punished by imposition of fine, imprisonment, or both;

(ii) Be subject to administrative remedies, including suspension and debarment; and

(iii) Be ineligible for participation in programs conducted under the authority of the Act.

                               (End of provision)

52.21 9-19 SMALL BUSINESS CONCERN REPRESENTATION FOR THE SMALL BUSINESS COMPETITIVENESS DEMONSTRATION PROGRAM (OCT 2000)

(a) Definition.

"Emerging small business" as used in this solicitation, means a small business concern whose size is no greater than 50 percent of the numerical size standard applicable to the North American Industry Classification System (NAICS) code assigned to a contracting opportunity.

(b) [Complete only if the Offeror has represented itself under the provision at 52.219-1 as a small business concern under the size standards of this solicitation.] The Offeror [ ] is, [ ] is not an emerging small business.

(c) (Complete only if the Offeror is a small business or an emerging small business, indicating its size range.)

Offeror's number of employees for the past 12 months (check this column if size standard stated in solicitation is expressed in terms of number of employees) or Offeror's average annual gross revenue for the last 3 fiscal years (check this column if size standard stated in solicitation is expressed in terms of annual receipts). (Check one of the following.) No. of Employees Avg. Annual Gross Revenues

       50 or fewer          $1 million or less
--------             -------
       101 - 250            $2,000,001 - $3.5 million
--------             -------
       251 - 500           $3,500,001 - $5 million
--------             -------
       501 - 750           $5,000,001 - $10 million
--------             -------
       751 - 1,000         $10,000,001 - $17 million
--------             -------
       Over 1,000          Over $17 million
--------             -------
                               (End of provision)


52.21 9-21 SMALL BUSINESS SIZE REPRESENTATION FOR TARGETED INDUSTRY CATEGORIES UNDER THE SMALL BUSINESS COMPETITIVENESS DEMONSTRATION PROGRAM (MAY 1999)

(Complete only if the Offeror has represented itself under the provision at 52.219-1 as a small business concern under the size standards of this solicitation.)

Offeror's number of employees for the past 12 months (check this column if size standard stated in solicitation is expressed in terms of number of employees) or Offeror's average annual gross revenue for the last 3 fiscal years (check this column if size standard stated in solicitation is expressed in terms of annual receipts). (Check one of the following.)

No. of Employees Avg. Annual Gross Revenues

       50 or fewer          $1 million or less
--------             -------
       101 - 250            $2,000,001 - $3.5 million
--------             -------
       251 - 500           $3,500,001 - $5 million
--------             -------
       501 - 750           $5,000,001 - $10 million
--------             -------
       751 - 1,000         $10,000,001 - $17 million
--------             -------
       Over 1,000          Over $17 million
--------             -------

                               (End of provision)

52.222-22 PREVIOUS CONTRACTS AND COMPLIANCE REPORTS (FEB 1999) The offeror represents that --

(a) [ ] It has, [ ] has not participated in a previous contract or subcontract subject to the Equal Opportunity clause of this solicitation;

(b) [ ] It has, [ ] has not, filed all required compliance reports; and

(c) Representations indicating submission of required compliance reports, signed by proposed subcontractors, will be obtained before subcontract awards.

                               (End of provision)

52.222-25 AFFIRMATIVE ACTION COMPLIANCE (APR 1984)

The offeror represents that (a) [ ] it has developed and has on file, [ ] has not developed and does not have on file, at each establishment, affirmative action programs required by the rules and regulations of the Secretary of Labor (41 CFR 60-1 and 60-2), or

(b) [ ] has not previously had contracts subject to the written affirmative action programs requirement of the rules and regulations of the Secretary of Labor.

                               (End of provision)


52.222-38 COMPLIANCE WITH VETERANS' EMPLOYMENT REPORTING REQUIREMENTS (DEC 2001)

By submission of its offer, the offeror represents that, if it is subject to the reporting requirements of 38 U.S.C. 4212(d) (i.e., if it has any contract containing Federal Acquisition Regulation clause 52.222-37, Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans), it has submitted the most recent VETS-100 Report required by that clause.

                               (End of provision)


52.223-13 CERTIFICATION OF TOXIC CHEMICAL RELEASE REPORTING (OCT 2000)

(a) Submission of this certification is a prerequisite for making or entering into this contract imposed by Executive Order 12969, August 8, 1995.

(b) By signing this offer, the offeror certifies that--

(1) As the owner or operator of facilities that will be used in the performance of this contract that are subject to the filing and reporting requirements described in section 313 of the Emergency Planning and Community Right-to-Know Act of 1986 (EPCRA) (42 U.S.C. 11023) and section 6607 of the Pollution Prevention Act of 1990 (PPA) (42 U.S.C. 13106), the offeror will file and continue to file for such facilities for the life of the contract the Toxic Chemical Release Inventory Form (Form R) as described in sections 313(a) and (g) of EPCRA and section 6607 of PPA; or

(2) None of its owned or operated facilities to be used in the performance of this contract is subject to the Form R filing and reporting requirements because each such facility is exempt for at least one of the following reasons: (Check each block that is applicable.)

[ ] (i) The facility does not manufacture, process or otherwise use any toxic chemicals listed under section 313(c) of EPCRA, 42 U.S.C. 11023(c);

[ ] (ii) The facility does not have 10 or more full-time employees as specified in section 313.(b)(1)(A) of EPCRA 42 U.S.C. 11023(b)(1)(A);

[ ] (iii) The facility does not meet the reporting thresholds of toxic chemicals established under section 313(f) of EPCRA, 42 U.S.C. 11023(f) (including the alternate thresholds at 40 CFR 372.27, provided an appropriate certification form has been filed with EPA);

[ ] (iv) The facility does not fall within Standard Industrial Classification Code (SIC) major groups 20 through 39 or their corresponding North American Industry Classification System (NAICS) sectors 31 through 33; or

[ ] (v) The facility is not located within any State of the United States, the District of Columbia, the Commonwealth of Puerto Rico, Guam, American Samoa, the United States Virgin Islands, the Northern Mariana Islands, or any other territory or possession over which the United States has jurisdiction.

                               (End of provision)


52.230-1 COST ACCOUNTING STANDARDS NOTICES AND CERTIFICATION (JUN 2000)

Note: This notice does not apply to small businesses or foreign governments. This notice is in three parts, identified by Roman numerals I through III.

Offerors shall examine each part and provide the requested information in order to determine Cost Accounting Standards (CAS) requirements applicable to any resultant contract.

If the offeror is an educational institution, Part II does not apply unless the contemplated contract will be subject to full or modified CAS coverage pursuant to 48 CFR 9903.201-2(c)(5) or 9903.201-2(c)(6), respectively.

I. DISCLOSURE STATEMENT--COST ACCOUNTING PRACTICES AND CERTIFICATION

(a) Any contract in excess of $500,000 resulting from this solicitation will be subject to the requirements of the Cost Accounting Standards Board (48 CFR Chapter 99), except for those contracts which are exempt as specified in 48 CFR 9903.201-1.

(b) Any offeror submitting a proposal which, if accepted, will result in a contract subject to the requirements of 48 CFR Chapter 99 must, as a condition of contracting, submit a Disclosure Statement as required by 48 CFR 9903.202. When required, the Disclosure Statement must be submitted as a part of the offeror's proposal under this solicitation unless the offeror has already submitted a Disclosure Statement disclosing the practices used in connection with the pricing of this proposal. If an applicable Disclosure Statement has already been submitted, the offeror may satisfy the requirement for submission by providing the information requested in paragraph (c) of Part I of this provision.

CAUTION: In the absence of specific regulations or agreement, a practice disclosed in a Disclosure Statement shall not, by virtue of such disclosure, be deemed to be a proper, approved, or agreed-to practice for pricing proposals or accumulating and reporting contract performance cost data.

(c) Check the appropriate box below:

(1) Certificate of Concurrent Submission of Disclosure Statement.

The offeror hereby certifies that, as a part of the offer, copies of the Disclosure Statement have been submitted as follows: (i) original and one copy to the cognizant Administrative Contracting Officer (ACO) or cognizant Federal agency official authorized to act in that capacity (Federal official), as applicable, and (ii) one copy to the cognizant Federal auditor.

(Disclosure must be on Form No. CASB DS-1 or CASB DS-2, as applicable. Forms may be obtained from the cognizant ACO or Federal official and/or from the loose-leaf version of the Federal Acquisition Regulation.)

Date of Disclosure Statement:_________________Name and Address of Cognizant ACO or Federal Official Where Filed:____________________

The offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the Disclosure Statement.

(2)Certificate of Previously Submitted Disclosure Statement. The offeror hereby certifies that the required Disclosure Statement was filed as follows:

Date of Disclosure Statement:___________Name and Address of Cognizant ACO or Federal Official Where Filed:__________________________________

The offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the applicable Disclosure Statement.

(3)Certificate of Monetary Exemption.

The offeror hereby certifies that the offeror, together with all divisions, subsidiaries, and affiliates under common control, did not receive net awards of negotiated prime contracts and subcontracts subject to CAS totaling more than $50 million (of which at least one award exceeded $1 million) in the cost accounting period immediately preceding the period in which this proposal was submitted. The offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the Contracting Officer immediately.

(4)      Certificate of Interim Exemption.

The offeror hereby certifies that (i) the offeror first exceeded the monetary exemption for disclosure, as defined in (3) of this subsection, in the cost accounting period immediately preceding the period in which this offer was submitted and (ii) in accordance with 48 CFR 9903.202-1, the offeror is not yet required to submit a Disclosure Statement. The offeror further certifies that if an award resulting from this proposal has not been made within 90 days after the end of that period, the offeror will immediately submit a revised certificate to the Contracting Officer, in the form specified under subparagraph (c)(1) or
(c)(2) of Part I of this provision, as appropriate, to verify submission of a completed Disclosure Statement.

CAUTION: Offerors currently required to disclose because they were awarded a CAS-covered prime contract or subcontract of $50 million or more in the current cost accounting period may not claim this exemption (4). Further, the exemption applies only in connection with proposals submitted before expiration of the 90-day period following the cost accounting period in which the monetary exemption was exceeded.

II. COST ACCOUNTING STANDARDS--ELIGIBILITY FOR MODIFIED CONTRACT COVERAGE

If the offeror is eligible to use the modified provisions of 48 CFR 9903.201-2(b) and elects to do so, the offeror shall indicate by checking the box below. Checking the box below shall mean that the resultant contract is subject to the Disclosure and Consistency of Cost Accounting Practices clause in lieu of the Cost Accounting Standards clause.

[ ] The offeror hereby claims an exemption from the Cost Accounting Standards clause under the provisions of 48 CFR 9903.201-2(b) and certifies that the offeror is eligible for use of the Disclosure and Consistency of Cost Accounting Practices clause because during the cost accounting period immediately preceding the period in which this proposal was submitted, the offeror received less than $50 million in awards of CAS-covered prime contracts and subcontracts. The offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the Contracting Officer immediately.

CAUTION: An offeror may not claim the above eligibility for modified contract coverage if this proposal is expected to result in the award of a CAS-covered contract of $50 million or more or if, during its current cost accounting period, the offeror has been awarded a single CAS-covered prime contract or subcontract of $25 million or more.

III. ADDITIONAL COST ACCOUNTING STANDARDS APPLICABLE TO EXISTING CONTRACTS

The offeror shall indicate below whether award of the contemplated contract would, in accordance with subparagraph (a)(3) of the Cost Accounting Standards clause, require a change in established cost accounting practices affecting existing contracts and subcontracts.

[ ] YES [ ] NO
                               (End of provision)

252.209-7001 DISCLOSURE OF OWNERSHIP OR CONTROL BY THE GOVERNMENT OF A TERRORIST COUNTRY (MAR 1998)

(a) "Definitions."

As used in this provision --

(a) "Government of a terrorist country" includes the state and the government of
a  terrorist  country,  as  well  as  any  political  subdivision,   agency,  or
instrumentality thereof.

(2) "Terrorist country" means a country determined by the Secretary of State, under section 6(j)(1)(A) of the Export Administration Act of 1979 (50 U.S.C. App. 2405(j)(i)(A)), to be a country the government of which has repeatedly provided support for such acts of international terrorism. As of the date of this provision, terrorist countries include: Cuba, Iran, Iraq, Libya, North Korea, Sudan, and Syria.

(3) "Significant interest" means --

(i) Ownership of or beneficial interest in 5 percent or more of the firm's or subsidiary's securities. Beneficial interest includes holding 5 percent or more of any class of the firm's securities in "nominee shares," "street names," or some other method of holding securities that does not disclose the beneficial owner;

(ii) Holding a management position in the firm, such as a director or officer;

(iii) Ability to control or influence the election, appointment, or tenure of directors or officers in the firm;

(iv) Ownership of 10 percent or more of the assets of a firm such as equipment, buildings, real estate, or other tangible assets of the firm; or

(v) Holding 50 percent or more of the indebtness of a firm.

(b) "Prohibition on award."

In accordance with 10 U.S.C. 2327, no contract may be awarded to a firm or a subsidiary of a firm if the government of a terrorist country has a significant interest in the firm or subsidiary or, in the case of a subsidiary, the firm that owns the subsidiary, unless a waiver is granted by the Secretary of Defense.

(c) "Disclosure."

If the government of a terrorist country has a significant interest in the Offeror or a subsidiary of the Offeror, the Offeror shall disclosure such interest in an attachment to its offer. If the Offeror is a subsidiary, it shall also disclose any significant interest the government of a terrorist country has in any firm that owns or controls the subsidiary. The disclosure shall include
--

(1) Identification of each government holding a significant interest; and

(2) A description of the significant interest held by each government.

(End of provision)

252.225-7020 TRADE AGREEMENTS CERTIFICATE (APR 2003)

(a) Definitions. Caribbean Basin country end product, designated country end product, NAFTA country end product, non-designated country end product, qualifying country end product, and U.S. -made end product have the meanings given in the Trade Agreements clause of this solicitation.

(b) Evaluation.  The Government--

(1) Will evaluate offers in accordance with the policies and procedures of Part 225 of the Defense Federal Acquisition Regulation Supplement; and

(2) Will consider only offers of end products that are U.S.-made, qualifying country, designated country, Caribbean Basin country, or NAFTA country end products, unless the Government determines that--

(i) There are no offers of such end products;

(ii)  The  offers  of  such  end  products  are   insufficient  to  fulfill  the
Government's requirements; or

(iii) A national interest exception to the Trade Agreements Act applies.

(c) Certification and identification of country of origin.

(1) For all line items subject to the Trade Agreements clause of this solicitation, the offeror certifies that each end product to be delivered under this contract, except those listed in paragraph (c)(2) of this provision, is a U.S.-made, qualifying country, designated country, Caribbean Basin country, or NAFTA country end product.

(2) The following supplies are other non-designated country end products:

(Line Item Number)

(Country of Origin)

                               (End of provision)


252.247-7022 REPRESENTATION OF EXTENT OF TRANSPORTATION BY SEA (AUG 1992)

(a) The Offeror shall  indicate by checking the  appropriate  blank in paragraph
(b) of this provision whether transportation of supplies by sea is anticipated under the resultant contract. The term supplies is defined in the Transportation of Supplies by Sea clause of this solicitation.

(b) Representation. The Offeror represents that it:

         (1) Does anticipate that supplies will be transported by sea in the performance of any contract or subcontract resulting from this solicitation.

         (2) Does not anticipate that supplies will be transported by sea in the performance of any contract or subcontract resulting from this solicitation.

(c) Any contract resulting from this solicitation will include the Transportation of Supplies by Sea clause. If the Offeror represents that it will not use ocean transportation, the resulting contract will also include the Defense FAR Supplement clause at 252.247-7024, Notification of Transportation of Supplies by Sea.

                               (End of provision)


52.000-4117 CONTRACTOR'S CERTIFICATION

Bidders are cautioned to note the "Contractor's Certification," included in this
solicitation,   and  to  furnish  the  information  required  by  paragraph  b.,
Partnerships, and paragraph c., Corporations, as appropriate.

Name of Company:

Signed by:

Typed/Printed Name:

Date Signed:

Consulting Agreement MachineTalker, Inc.

                                    EXHIBIT 4

                       Organizational Conflict of Interest

                       ORGANIZATIONAL CONFLICT OF INTEREST
                                  CERTIFICATION

                               MachineTalker, Inc.
                                   Consultant

Consultant certifies that, to the best of its knowledge and belief, and excepting those organizations listed below, no facts exist concerning any past, present, or currently planned activities (financial, contractual, organizational or otherwise) which relate to the work contemplated to be provided to the Kellogg Brown & Root Services, Inc. and which are relevant to possible organizational conflicts of interest.

KBRSI acknowledges that Consultant provides its MachineTalker(R) products, its consulting and its development services to other clients; and that Consultant has developed the means and promoted the use of its products in shipping container tracking and security to many organizations including KBRSI. In this regard Consultant has published original material, given seminars and has entered into prior negotiations with those clients listed below:

         Continental   Airlines,   Universal  Guardian   Holdings,   Mitsubishi,
         Sovereign   Tracking  Systems,   Nera  Satellite   Systems   (Norwegian
         shipping).

Consultant certifies that these referenced clients may specify the use of MachineTalker(R) products in the tracking of shipping containers or inventory. Consultant acknowledges that the goal of the KBRSI Agreement is to develop the means to track shipping containers and inventory on a global basis and to provide that service for the shipping industry. Therefore, in keeping with the Agreement, should any of these existing clients wish to develop a similar service using MachineTalker(R) products, Consultant will introduce them to KBRSI to offer its capability to them.


Signature:

Name:

Title:

Date:

Company:

Address:

Phone No.:

Consulting Agreement MachineTalker, Inc.

                                    EXHIBIT 5

                                Secrecy Agreement

                                SECRECY AGREEMENT

MachineTalker, Inc. hereinafter called Consultant, agrees to cooperate fully with Kellogg Brown & Root Services, Inc, hereinafter called Company in its patents, proprietary information, and nondisclosure policies, copies of which have been provided to Consultant. Consultant further agrees as follows:

1. Consultant will not use or disclose to anyone, at any time or in any manner, any trade secrets or confidential information which Consultant learns as a result of/or during the performance of Consultant's services.

2. Such "trade secrets confidential information" shall include everything told to Consultant in confidence as a trade secret and also all photographs, maps, drawings, reports, specifications, operating data, procurement or marketing information, cost data and other information related to the details of the work. Consultant is involved in and the operations and installations affected. No such information shall be released to anyone other, than authorized representatives of Company for whom the work is being performed, who have a need to know, either before or after completion of the work, except with the written consent by Company's representative.

3. These obligations shall continue during the term of the Agreement and for three (3) years thereafter.

4. Consultant understands and agrees that these obligations may be enforced by legal action for damages, injunction or otherwise, brought by Company for whom the work is performed, or their assigns.

I have read this Agreement and agree to its provisions. MachineTalker, Inc.

SIGNED:

NAME:

DATE:

                                    EXHIBIT 6
                                Software License

                                    EXHIBIT 6
                           SOFTWARE LICENSE AGREEMENT

THIS SOFTWARE LICENSE AGREEMENT (the "Agreement") is made and entered into, effective as of December __, 2004 (the "Effective Date"), by and between MACHINETALKER, INC., (MACHINETALKER) a Delaware corporation ("Licensor"), and KELLOGG, BROWN & ROOT SERVICES, INC., (KBR) a Delaware corporation ("LICENSEE"), with reference to the following facts:

RECITALS:

MACHINETALKER owns the "Software" and manufactures and sells the "Licensed Product" described below, and the parties have agreed to execute this Agreement in order to memorialize the terms and conditions on which MACHINETALKER shall grant to KBR certain license rights to use the "Software" in connection with its use of the Licensed Product.

AGREEMENTS:

NOW, THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. DEFINITIONS. For purposes of this Agreement:

         1.1 "CONFIDENTIAL INFORMATION" means and includes (a) all Trade Secrets, knowledge, data and other information of a confidential or proprietary nature which is owned, held, or known by MACHINETALKER and relating to the Licensed Technology, including but not limited to the Source Code for the Software, and all customer lists, business plans, marketing plans and strategies, pricing strategies and other subject matter pertaining to the Licensed Technology, and (b) all other information which either (i) is conspicuously identified as "confidential" at the time it is disclosed to KBR, or (ii) is verbally disclosed, and/or identified as "confidential" at the time of such disclosure, within Five (5) days after the latter of the execution of this Agreement or the disclosure of such information.

         1.2 "DOCUMENTATION" means those User Guides that MACHINETALKER provides to KBR upon KBR's purchase of the Licensed Product.

         1.3 "EFFECTIVE DATE" has the meaning ascribed thereto in the first paragraph of this Agreement.

         1.4 "LICENSE" means the license granted by MACHINETALKER to KBR pursuant to Section 2, below.

         1.5 "LICENSE FEES" means the sum of [Redacted pursuant to Rule 406 of Regulation C of the Securities Act], which KBR shall pay to MACHINETALKER concurrently herewith pursuant to Section 3, below.

         1.6 "LICENSED PRODUCT" means those certain devices that employ the use of the Licensed Technology and that are manufactured and sold by MACHINETALKER that are intended to enable users of those devices to track inventory, containers and other similar packages.


Agreement No. CA-00062            12/29/2004 6:20 PM    Page 1 of 10 EXHIBIT 6 -
Software License Agreement

         1.7 "LICENSED TECHNOLOGY" means the Documentation and the Software that enables the Licensed Products to transmit and receive information via self-coordinated machine network by employing MACHINETALKER's Simple Machine Management Protocol (SMMP) technology, as described in U.S. Patent Application 2004/0114557. The scope of the technology disclosed within U.S. Patent Application 2004/0114557, and licensed herein, shall be considered limited to such aspects of the technology as reasonably relates to applications, systems, or solutions that track inventory, containers and other similar packages.

         1.8 "MATERIAL ERRORS" means reproducible or otherwise verifiable errors in the Licensed Product and Technology that causes abnormal termination of the Software program, loss of user data, or otherwise prevents the use of the Licensed Product and Technology for its intended purpose.

         1.9 "OBJECT CODE" means the version of a computer program that is not in a programming language and is in a specific, machine-readable format only.

         1.10 "SOFTWARE" means the Licensed Technology in Object Code form, including the Documentation, that enables the Licensed Products to transmit and receive information in a self-coordinated machine network manner by employing MACHINETALKER's Simple Machine Management Protocol (SMMP) technology, as described in U.S. Patent Application 2004/0114557.

         1.11 "SOFTWARE UPDATES or UPGRADES" means such improvements and enhancements to the Licensed Product and Technology as MACHINETALKER from time to time shall produce, market, and give freely to KBR after the Effective Date, or that KBR shall from time to time request and have provided by MACHINETALKER.

         1.12 "SOURCE CODE" means the version of a computer program that is in a programming language that is understandable by humans and shall include any programmers' notes and similar documentation available prior to the date of this agreement.

         1.13 "TRADE SECRETS" means information that has independent economic value, is not generally known in the industry, and is the subject of reasonable efforts by either party to maintain secret.


2. GRANT OF LICENSE & RIGHT OF FIRST REFUSAL

         2.1 EXCLUSIVE LICENSE. Subject to the limitations on "Use" set forth in
Section 2.3, below, MACHINETALKER hereby grants to KBR an exclusive license to use the Software in connection with the use and operation of Licensed Products to track inventory, containers and other similar packages. KBR acknowledges that the foregoing License is a nonexclusive license as regards applications outside the reasonable scope of the Licensed Products. Both Parties acknowledge that this exclusive license is intended as an absolute limit on MACHINETALKER's right and power to grant to any other person, juridical or otherwise, a license to use the Licensed Technology and Licensed Products as described herein including the right to use the same in connection with the sale of goods or services that may be competitive with any goods or services sold now or within Five years of the effective date of this License date by MACHINETALKER.

         2.2 RESTRICTIONS ON USE. The exclusive license granted by MACHINETALKER to KBR to use


Agreement No. CA-00062          12/29/2004 6:20 PM     Page 2 of 10 EXHIBIT 6 -
  Software License Agreement
the Licensed Product and Technology is subject to the restriction that the use of the Licensed Products and Technology is limited to a KBR solution to provide a method of tracking inventory, containers and other similar packages, and such use as the end users or intended clients might reasonably be required to utilize said KBR solution.

         This License is also limited by the following understanding of the PARTIES that KBR will market and sell the Licensed Products and Technology and shall in all cases have a Right of First Refusal on business opportunities that may arise that involve the licensed area of tracking of inventory, containers, and similar packages, but that opportunities that arise that KBR, within a reasonable period of time, elects not to pursue may be taken up by MACHINETALKER under the same terms and conditions as offered to KBR at the time of KBR's written rejection, such rejection of the opportunity by KBR and acceptance of the opportunity by MACHINETALKER shall waive the exclusivity of this License as it applies to said singularly defined instance or opportunity at the KBR offered terms and conditions.

         2.3 LIMITATIONS ON USE. Notwithstanding any provision of this Agreement to the contrary, KBR shall use the Licensed Technology only in connection with KBR's use of Licensed Products to track inventory, containers and other similar packages, and only with those Licensed Products that are supplied to KBR by MACHINETALKER for re-sale as part of a KBR solution to provide a method of tracking inventory, containers and other similar packages.

         2.4 RESALE OF, or SUBLICENSING OF THIS LICENSE. MACHINETALKER grants to KBR the right to resell this license in entirety to a 3rd party subject to the rights and responsibilities established and conveyed herein, and subject to the condition that such 3rd party be, or be wholly owned by, a company which is registered, or incorporated in the United States. Any resale to a U.S. 3rd party must transfer all rights and obligations of KBR to said U.S. 3rd party in entirety. MACHINETALKER grants to KBR the right to sublicense this License in whole or in part to any U.S. 3rd party, however, this grant of right to sublicense is restricted to commercial sales reasonably relating to a KBR solution for tracking inventory, containers and other similar packages.

         2.5 DELIVERIES BY MACHINETALKER. Concurrent with the sale and delivery of Licensed Products to KBR, MACHINETALKER shall deliver to KBR a copy of all Documentation necessary for proper use of the Licensed Product in the field of tracking inventory, containers and other similar packages.

3. KBR FEES. Concurrent with the execution of this Agreement, and in consideration of all rights and licenses granted herein, KBR shall pay to MACHINETALKER [Redacted pursuant to Rule 406 of Regulation C of the Securities Act] as a full and final License Fee. Upon payment of said License Fee, all License rights granted herein are mutually acknowledged by the parties to have been paid for in full and to be royalty-free for the duration of this License.

4. REPRESENTATIONS AND WARRANTIES OF MACHINETALKER

         4.1  REPRESENTATIONS  AND  WARRANTIES.   MACHINETALKER  represents  and
warrants to KBR:

                  4.1.1 SOFTWARE AND DOCUMENTATION. That the Licensed Product and Technology

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

         shall perform in accordance with the specifications as set forth in the Consulting Agreement, of which this License is an inseparable part. MACHINETALKER agrees to apply best efforts over the period of this License to modify the specifications such that they are fit for the intended use of the Licensed Products and Technology as described herein.

                  4.1.2 INTELLECTUAL PROPERTY RIGHTS. That to the knowledge of MACHINETALKER, as of the Effective Date of this Agreement, the Licensed Technology does not infringe any patent, copyright, trade secret or other intellectual property right of any third party and that they have the right to sell the information, rights, patents and products conveyed by this licensing agreement. MACHINETALKER agrees that they will fully indemnify and defend KBR against any legal action alleging breach or infringement of intellectual property rights related to use of the Licensed Technology. Furthermore, MACHINETALKER agrees that they will pay all costs and damages associated with and/or finally awarded in any such action, provided that MACHINETALKER is notified promptly in writing of the action and, upon their request and agreement to pay associated expenses, that they are given control of such action and all reasonably requested information and assistance necessary to settle or defend the same. Should use of the Licensed Technology be enjoined as a result of such action, then MACHINETALKER shall in a reasonable time either: (a) At their own cost obtain for KBR the right to continue to use the Licensed Technology; or (b) modify or replace the Licensed Technology with non-infringing Technology.

                  4.1.3 INDEMNIFICATION. (A) MACHINETALKER AGREES TO INDEMNIFY AND HOLD KBR HARMLESS FROM ANY LOSS, ACTION, OR CLAIM ARISING OUT OF ANY DEFECTS OF THE LICENSED TECHNOLOGY, PROVIDED THAT KBR GIVES MACHINETALKER NOTICE OF ANY SUCH LOSS OR CLAIM WITHIN 30 DAYS OF THE DATE THAT KBR IS MADE AWARE OF THE CLAIM. KBR AGREES TO USE BEST EFFORTS TO ASSIST MACHINETALKER IN ANY SUCH DEFENSE TO THE EXTENT REASONABLE AND PRACTICABLE.

         (B) KBR AGREES TO INDEMNIFY AND HOLD MACHINETALKER HARMLESS FROM ANY LOSS OR CLAIM RELATED TO THE NEGLIGENCE OF KBR, ITS AGENTS OR EMPLOYEES REGARDING THE INSTALLATION, USE, SALE OR SERVICING OF LICENSED TECHNOLOGY OR ARISING OUT OF ANY REPRESENTATION OR WARRANTY MADE BY
         KBR, ITS AGENTS, OR EMPLOYEES WHERE SUCH REPRESENTATION EXCEEDS MACHINETALKER'S LIMITED WARRANTY IF SUCH LOSS OR CLAIM IS EXCLUSIVE OF MACHINETALKER NEGLIGENCE, PROVIDED THAT MACHINETALKER GIVES KBR NOTICE OF ANY SUCH LOSS OR CLAIM WITHIN 30 DAYS OF THE DATE THAT MACHINETALKER IS MADE AWARE OF THE CLAIM. MACHINETALKER AGREES TO USE BEST EFFORTS TO ASSIST KBR IN ANY SUCH DEFENSE TO THE EXTENT REASONABLE AND PRACTICABLE.

In the event that either Party is entitled to claim damages from the other Party subsequent to an action arising under article 17, above, such liability shall be limited to:

         1) Damages for bodily injury (including death) and damage to real property and tangible personal property; and

         2) The amount of any other actual direct damages, up to the charges (if recurring, 12 month's charges apply) for the Product that is the subject of the claim.

In no event shall either party be liable to the other for:

         A) loss of, or damage to, records or data; or

         B) special, incidental, or indirect damages or any consequential economic damages; or


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


         C) lost profits, business, revenue, or anticipated savings.

All indemnities are subject to the limitations and exclusions elsewhere in this Agreement.

NOTWITHSTANDING ANYTHING IN THE AGREEMENT TO THE CONTRARY, KBR'S MAXIMUM LIABILITY TO MACHINETALKER SHALL NOT EXCEED THE AMOUNT OF $600,000 UNDER ANY CIRCUMSTANCES, INCLUSIVE OF ATTORNEYS' FEES, COSTS, AND EXPENSES, FOR ANY CLAIM ARISING FROM OR RELATED TO THE AGREEMENT OR TO THE SUBJECT MATTER OF THE AGREEMENT. SUCH CLAIMS MIGHT INCLUDE BUT ARE NOT LIMITED TO CLAIMS FOR BREACH OF CONTRACT.

5. ADDITIONAL AGREEMENTS OF THE PARTIES

         5.1 COVENANTS OF KBR. KBR covenants and agrees:

                  5.1.1 APPOINT CONTACT. To appoint as MACHINETALKER's primary contact in connection with the delivery and operation of the Licensed Technology a limited number of personnel who possesses reasonable skills sufficient to allow that person to assist competently in the installation and operation of the Licensed Technology. MACHINETALKER agrees to provide all necessary training and instruction to KBR designated personnel at KBR's Premises pursuant to this Agreement.

                  5.1.2 ACCEPTANCE AND USE OF SOFTWARE. KBR agrees to accept and use the Licensed Technology solely as part of an application, system, or solution that enables end users of the Licensed Products to track inventory, containers and other similar packages.

                  5.1.3 CONFIDENTIALITY. PARTIES agree to keep confidential the terms and conditions of this Agreement, except for any disclosures (a) made in connection with any dispute arising under this Agreement, to the extent appropriate to enforce or defend KBR's rights under this Agreement, (b) to the extent required by law, (c) made after the terms of this Agreement that become available to the public other than by reason of KBR's breach of its obligations under this Agreement, or (d) made in response to a legal and proper request of any governmental authority.

                  5.1.4 NO MODIFICATIONS. KBR agrees not to modify, reverse engineer, decompile, or change or copy the Licensed Technology in any manner for other than the purposes of integration with a monitoring system without the express written consent of MACHINETALKER, which shall not be unreasonable withheld.


         5.2 COVENANTS OF MACHINETALKER. MACHINETALKER covenants and agrees:

                  5.2.1 DELIVERY OF SOFTWARE. To deliver the Licensed Product and the Documentation concurrently with the sale and delivery of Licensed Products.

                  5.2.2 CORRECTION OF MATERIAL ERRORS IN LICENSED PRODUCT AND TECHNOLOGY. If a Material Error occurs in the Licensed Product and Technology, then MACHINETALKER shall exercise commercially reasonable best efforts to correct such error as promptly as reasonably practicable.


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


                  5.2.3 UPDATES AND UPGRADES. To deliver to KBR all Updates and Upgrades to the Licensed Technology that are developed and published by MACHINETALKER during the term of this Agreement that improve or correct the performance of the Licensed Products.


         5.3 OWNERSHIP. KBR acknowledges and agrees that except for the License expressly granted herein, KBR shall not acquire any right, title, license, or other interest in or claim to all or any portion of the Licensed Technology (including any portion thereof constituting Confidential Information) by reason of (a) the execution and delivery of this Agreement, or (b) the disclosure of any information with respect to the Licensed Technology by MACHINETALKER to KBR either pursuant to this Agreement or prior to execution hereof in connection with discussions pertaining to the Licensed Product and Technology, or (c) KBR's discovery of the Confidential Information in the course of the commercial relationship contemplated by this Agreement.


6. CONFIDENTIAL INFORMATION

         6.1 NONDISCLOSURE OF CONFIDENTIAL INFORMATION. If either PARTY hereto receives from the other party written information which is marked "Confidential" or "Proprietary", the receiving party agrees not to use such information except in the performance of this Agreement, and to treat such information in the same manner as it treats its own confidential information for a period of Five (5) years from the date of disclosure. Without limiting the foregoing, it is agreed that all communications between MACHINETALKER and KBR relating to bidding, testing, or sales activities are to be confidential.

         6.2 PERMITTED DISCLOSURE. PARTY's obligations under Section 6.1, above, shall not apply with respect to any Confidential Information which:

         A.) (i) is already rightfully in the possession of KBR; (ii) is or becomes publicly available through no wrongful act of KBR; (iii) is rightfully received by KBR from a third party without an obligation of confidentiality to MACHINETALKER; (iv) is disclosed to a third party by MACHINETALKER without restriction; or (v) is approved for release by written authorization of MACHINETALKER.

         B.) Is or becomes generally available to the public other than by reason of a breach by either of the PARTIES of its obligations under this Agreement; or

         C.) Is compelled by court order to disclose, provided that KBR (i) provides to MACHINETALKER a reasonable period prior to disclosure written notice of all circumstances pertaining to the proposed disclosure, and (ii) cooperates reasonably with any attempt by MACHINETALKER to obtain or file pleadings with respect to any protective judicial order limiting or prohibiting the disclosure of such Confidential Information except to the extent necessary for the purposes of the proceeding in which the disclosure order arose; or

         D.) MACHINETALKER agrees that the confidential information can be disclosed to a third party under a non-disclosure agreement with that party, for the sole purpose of preparing proposals, marketing, sales, and other activities reasonably related to KBR's overall business strategy in the area of applications, systems, or solutions that track inventory, containers and other similar packages, where such final purpose is the sale of, and implementation of, the Licensed Products.


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

                  6.2.2 ACTION BETWEEN PARTIES. Disclosure of Confidential Information in any action between the parties pursuant to or in connection with this Agreement is permitted, provided that the disclosing party first (a) provides the non-disclosing party at least twenty-one (21) days advance written notice of such disclosure, (b) takes all reasonable actions, at its sole cost and expense, to obtain a protective order protecting such Confidential Information from disclosure except to the extent directly required to construe or enforce this Agreement or the rights and duties of the parties hereunder, and (c) cooperates reasonably in efforts by non-disclosing party to obtain or file pleadings with respect to any such protective order.

         6.3 EQUITABLE RELIEF. PARTIES (a) acknowledge that any violation of the provisions of this Section 6 may cause immediate and irreparable damage for which non-disclosing party cannot be adequately compensated by monetary damages,
(b) agree that in the event of any such breach that the non-disclosing party shall be entitled to such preliminary or other injunctive relief, an order for specific performance, and any other equitable relief that a court may determine to be appropriate, (c) hereby waive any requirement that non-disclosing party post, as a condition or other requirement of obtaining any such equitable relief, a bond or other collateral, and (d) further agree that such equitable relief shall be in addition to any damages or other remedies provided by law and otherwise available to non-disclosing party as a result of disclosing party's breach of confidentiality. Notwithstanding the above, the parties shall not be liable to each other regarding obligations and remedies relating to the use of and disclosure of Proprietary Information provided that the Receiving Party affords the Proprietary Information the same degree of protection that it affords to its own Proprietary Information of similar importance, but not less than a reasonable degree of care.


7. TERM AND TERMINATION

         7.1 TERM. Subject to the restrictions of Section 7.2, below, the term of the License shall commence on the Effective Date and shall continue for a period of Five (5) years.

         7.2 TERMINATION. This Agreement may be terminated:

                  7.2.1 BY MACHINETALKER. By MACHINETALKER if KBR breaches any material obligation imposed upon KBR under this Agreement or the Purchase Order (including but not limited to the obligation to pay License Fees when due) and fails to cure such breach within thirty (30) days following the date on which MACHINETALKER delivers to KBR written notice of default.

                  7.2.2 BY KBR. By KBR at any time upon thirty (30) days' advance written notice to MACHINETALKER.

                  7.2.3 BY  EITHER  PARTY.  Should  the other  party (a)  become insolvent; (b) make an assignment for the benefit of creditors; (c) have a receiver appointed; (d) institute any proceedings for liquidation or winding up.

         7.3 EFFECT OF TERMINATION. Upon any termination of this Agreement for any reason legally justified under the terms and conditions of this agreement:






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
                  7.3.1 USE AND RETURN OF SOFTWARE. KBR shall cease using the Licensed Technology and, at the election of MACHINETALKER, either (a) shall return to MACHINETALKER all copies of the Licensed Technology provided pursuant to this Agreement, or (b) shall destroy all copies of the Licensed Technology provided pursuant to this Agreement.

                  7.3.2 SURVIVAL OF CLAIMS. Each party shall retain all claims for breach of this Agreement with respect to periods prior to the effective date of termination of this Agreement.

                  7.3.3 SURVIVAL OF OBLIGATIONS. The rights and obligations of each party under Sections 5.1.4, 6, and 8 of this Agreement shall survive the expiration or termination of this Agreement. In the event of termination by KBR, MACHINE TALKER's obligation to continue to sell Licensed Products to KBR shall be limited to those Licensed Products and Technology that KBR is contractually obligated to furnish to a customer.

8. MISCELLANEOUS

         8.1 TRADEMARKS. The name of either PARTY, and any trademarks, trade names and logos associated with the PARTY may only be used as authorized in writing by the owning PARTY.

         8.2 NO IMPLIED LICENSE. No license is granted herein, either directly or by implication, estoppel or otherwise, except as expressly provided for in this Agreement.

         8.3 SEVERABILITY. If any provision of this License is for any reason found to be ineffective, unenforceable, or illegal by any court having jurisdiction over both parties, such condition shall not affect the validity or enforceability of any of the remaining portions hereof, unless it deprives any party hereto of any material right or license held by such party under this Agreement. The parties shall negotiate in good faith to replace any such ineffective, unenforceable, or illegal provisions as soon as practicable, and the substituted provision shall, as closely as possible, have the same economic and legal effect as the eliminated provision.

         8.4 INDEPENDENT CONTRACTORS. Performance by the parties under this Agreement shall be as independent contractors. This Agreement is not intended and shall not be construed as creating a joint venture or partnership, or as causing either party to be treated as the agent of the other party for any purpose or in any sense whatsoever, or to create any fiduciary or any other obligations other than those expressly imposed by this Agreement.

         8.5 ASSIGNMENT. Subject to the express limitations imposed by this Agreement on KBR's right to assign its rights hereunder or to grant sublicenses, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and permitted assignees.

         8.6 GOVERNING LAW, JURISDICTION AND VENUE. This License shall be governed by and subject to and construed according to the laws of the Commonwealth of Virginia. Each party hereby consents to the jurisdiction of the courts of the Commonwealth of Virginia for any action construing or enforcing the rights and duties created hereunder. The parties agree that the exclusive venue for all disputes arising under or in connection with this License shall be a court of proper venue and jurisdiction in Virginia, and hereby waive any right to object that such venue is inconvenient or otherwise inappropriate.


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
         8.7 ATTORNEYS' FEES. If any action or proceeding is commenced to construe this License or the rights and remedies created herein, then the party prevailing in that action shall be entitled to recover its costs and fees in such action or proceeding, as well as all costs and fees of enforcing any judgment entered therein.

         8.8 FORCE MAJEUR. Neither party shall be liable for any default or delay in performance of any of its obligations under this Agreement if such default or delay is caused, directly or indirectly, by fire, flood, earthquake or other acts of God; labor disputes, strikes or lockouts; acts of terrorism, wars, rebellions or revolutions; riots or civil disorder; accidents or unavoidable casualties; interruptions in transportation or communications facilities or delays in transit or communication; supply shortages that could not reasonably be avoided, or remedied; or the failure of any Person to perform any commitment to such party related to this Agreement; or any other cause beyond such party's reasonable control and remedy.

         8.9 ENTIRE AGREEMENT; AMENDMENTS. This License may not be modified or amended except by a written instrument mutually executed by the parties subsequent to the effective date of this Agreement.

         8.10 INTERPRETATION. Each party to this Agreement has been represented by (or had adequate time to obtain the advice and input of) independent legal counsel with respect to this Agreement. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter and to the singular or plural as the identity of the person or persons may require for proper interpretation of this Agreement.





























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

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date set forth above.


                                                  [GRAPHIC OMITTED]



























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






                                    EXHIBIT 7
                       Purchase Order Terms and Conditions

Agreement No. CA-0006             12/29/2004 6:21 PM      Page 1 of 11 EXHIBIT 7
- Purchase Order Terms & Conditions

                                    EXHIBIT 7
                    KELLOGG BROWN & ROOT, SERVICES INC. (KBR)
                       PURCHASE ORDER TERMS AND CONDITIONS
         (To be made a part of any future purchase of Licensed Products)

1. DEFINITIONS. These Terms and Conditions, together with the Agreement and any special terms and conditions, and all attachments, exhibits and documents expressly referenced in the Purchase Order, shall collectively constitute the "Purchase Order". "Buyer", "Seller", and "Owner" (if any) are identified and defined as set forth within this Purchase Order. This Purchase Order is entered into between Buyer and Seller, who may be referred to individually herein as a "party" or collectively as the "parties". Seller agrees to sell, and Buyer agrees to buy, the goods, work and/or services described in and furnished under this Purchase Order (the "Goods"), under the terms and conditions set forth herein. The "Buyer Indemnitees" as referred to herein shall mean Buyer, any Owner, any assignee, their parents, subsidiaries, affiliates, partners, co-participants, investors, and lenders, and the respective officers, directors, employees, consultants, contractors, invitees, agents, representatives, successors, heirs, and insurers of each such entity at all tiers. Seller is acting in all respects as an independent contractor under this Purchase Order.

2. EFFECTIVE DATE. This Purchase Order becomes effective when (a) executed by both the Buyer and Seller; or (b) when Seller commences performance; or (c) when Seller tenders the Goods to Buyer, whichever event occurs earliest.

3. INTEGRATION AND CONTROLLING TERMS. This Purchase Order constitutes the entire agreement between Buyer and Seller with respect to the Goods, superseding all quotations, proposals, communications, negotiations and counter-proposals. This Purchase Order expressly excludes any quotations or proposal of Seller unless such proposal is specifically referenced and incorporated herein. Any different or additional terms and conditions by Seller in Seller's acceptance or during Seller's performance of this Purchase Order, including any terms and conditions contained on any of Seller's quotations, proposals, or forms, shall be null and void and of no effect on the parties. Electronic commerce transactions between Buyer and Seller pertaining to this Purchase Order will be solely governed by these terms and conditions. Any terms and conditions on Seller's internet site to which agreement by Buyer in any manner, whether through a online electronic agreement, deemed implied by site use, or otherwise, is required in any manner during performance of this Purchase Order, will be null and void and of no legal effect on Buyer. If this Purchase Order has been issued by Buyer in response to a proposal or offer by Seller, it is Buyer's intention that its counteroffer to Seller will be governed solely by these terms and conditions and not by any of Seller's terms or conditions which may be contained in its proposal or offer. If Seller includes or attaches any different and/or additional terms or conditions in Seller's executed acceptance of a Purchase Order issued by Buyer and proceeds to commence performance or tender all or any part of the Goods without Buyer's express acceptance of such different or additional terms or conditions, Seller agrees that a binding contract will be formed solely upon Buyer's terms and conditions, which contract will not include any of Seller's different and/or additional terms or conditions. Seller's proposal or quotation is not included as part of the Purchase Order unless expressly referenced herein as part of the agreement.

4. ERRONEOUS OR CONFLICTING REQUIREMENTS. Upon Seller's discovery that any provision of this Purchase Order may contain any error, omission or conflict with any other provision contained herein, it is Seller's responsibility to give Buyer immediate written notice of such for resolution by Buyer. If

Agreement No. CA-0006              12/29/2004 6:21 PM    Page 2 of 11 EXHIBIT 7
 - Purchase Order Terms & Conditions


Seller proceeds with performance after discovery without notification to and resolution by Buyer, then Seller assumes the risk of all resulting expenses, costs and consequences incurred.

5. INSPECTION, EXPEDITING, AND DOCUMENTATION. Seller is fully responsible for the timely, proper and accurate performance of this Purchase Order, including, to the extent applicable, for the design, fabrication, manufacture, production, construction, and shipment of the Goods, and for compliance with all terms, conditions, specifications, drawings, and other written requirements of Buyer. Buyer has the right to inspect and expedite the Goods at any stage of design, fabrication, manufacture, storage, transit, and upon delivery to assure compliance herewith. Seller will provide Buyer with all data, drawings,
specifications,  test  results,  quality  documentation,   schedules  and  other
documents and information relating to the Goods. Notwithstanding any specifications, data, requirements or other information provided by Buyer, it is Seller's responsibility to request any additional documentation or information from Buyer which Seller determines it may need for performance of this Purchase Order, and Buyer will respond to the extent possible in a timely manner. Seller will comply with Buyer's inspection and testing requirements, plans or procedures set forth in this Purchase Order, and with other such instructions and directions as may be provided by the authorized Buyer representative. No inspection, waiving of inspection, review, approval, acceptance or provision of any instructions, direction, information, drawings or data hereunder by or from Buyer, or lack of such from Buyer, will constitute a waiver of, or relieve or discharge Seller from, either expressly or by implication, Seller's responsibilities and obligations under this Purchase Order.

6. TIME OF PERFORMANCE. SELLER ACKNOWLEDGES THAT THE TIME REQUIRED FOR PERFORMANCE AND THE DELIVERY SCHEDULE SPECIFIED HEREIN ARE CRITICAL, MATERIAL AND OF THE ESSENCE TO PERFORMANCE OF THIS PURCHASE ORDER FOR THE AVOIDANCE OF SUBSTANTIAL LOSS TO BUYER, VARIOUS CONTRACTORS AND ANY OWNER . SELLER'S UNEXCUSED FAILURE TO MEET THE DELIVERY SCHEDULE WITHOUT BUYER'S WRITTEN CONSENT MAY CONSTITUTE A BREACH OF CONTRACT OR DEFAULT HEREUNDER. Any such consent by Buyer, however, will not constitute a waiver of any provision herein but will serve only to delay the delivery schedule. In the event of delay, or anticipated delay, from any cause, including force majeure, Seller will immediately notify Buyer in writing of the delay or anticipated delay, and its approximate duration, and Seller will undertake to mitigate, shorten or make up the delay by all reasonable and expeditious means. An event of "Force Majeure" under this paragraph shall be an excused delay, provided Seller has provided timely written notice of the occurrence of such event to Buyer. If possible, Seller agrees to take all reasonable commercial efforts to reduce or mitigate the effects of such delay. "Force Majeure" is defined as any act of God, flooding, fire, severe storm, lightning, act of war, act of terrorism, or unforeseeable governmental action, beyond the control of and not caused in any part by any fault of Seller, but shall not include any power, supply, transportation or labor problems. Buyer, at its option, may require or approve in writing a change in the delivery schedule or progress requirements as established in this Purchase Order in response to Seller's notice. If Seller fails to obtain the approval of Buyer for any such change, and Seller fails for any reason to meet the delivery schedule, progress requirements, or it becomes apparent that Seller will not for any reason meet the schedule or progress milestones, Buyer may in such case, without penalty, cancellation fee, restocking or other fee or charges, and without prejudice to any other rights which it may have, cancel all or any part of the Purchase Order and take any other action as Buyer may consider necessary or desirable under the circumstances to avoid or minimize losses. Buyer may backcharge Seller for all direct costs and expenses of any nature resulting from Seller's unexcused nonperformance, delays or failure to meet the required delivery schedule.

7. TITLE, SHIPMENT, AND RISK OF LOSS. Unless otherwise specified herein, title to the Goods (and in the event that the Goods are made to order, then title to all material, inventory and work in progress,

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- Purchase Order Terms & Conditions


design data, other documentation, and all contractual rights thereto) will vest in Buyer (or Owner if Buyer is acting as Owner's agent) immediately upon acceptance of the Goods by Buyer, payment by Buyer, or identification to this Purchase Order, whichever first occurs. If Goods are made to order or the
Purchase Order otherwise specifies that title will vest in the Goods upon identification to this Purchase Order, Seller will take action to segregate the Goods and clearly label them as property of Buyer. In the event of cancellation or termination of this Purchase Order, Buyer has the right to enter Seller's (or Seller's agent's, contractor's or supplier's) premises during regular business hours and take possession of any Goods, including any related drawings, records, materials to be incorporated into the Goods, and equipment, for which Buyer has paid Seller, provided to Seller by Buyer, or which have been identified to this Purchase Order or created by Seller hereunder, and Buyer shall be obligated to pay Seller for any unpaid portion of the Goods or equipment of which Buyer takes possession. Seller warrants free and clear title to the Goods, free and clear from any and all liens, claims, restrictions, reservations, security interests and encumbrances. If applicable, Seller is responsible for properly and carefully preparing, labeling, packing and shipping the Goods, at its expense unless otherwise specified herein, and providing all required shipping documentation. In the shipping process, Seller will comply with all laws and regulations applicable to the Goods in addition to any requirements or instructions of Buyer as may be specified in this Purchase Order or otherwise in writing pertaining thereto. Irrespective of vesting of title and any other provision herein to the contrary, Seller will bear the risk of loss and damage, and will insure or self-insure for the benefit of Seller, Buyer, and any Owner, the Goods in its care, custody and control, including free issue material supplied to Seller for incorporation into, or work in conjunction with, the Goods accordance with the provisions of this Purchase Order. Should any loss or damage occur to the Goods prior to acceptance by Buyer, Buyer at its option may cancel this Purchase Order without any cancellation fee, charge, penalty, or liability, and any amounts paid by Buyer for such Goods shall be refunded in full to Buyer. Should any loss or damage occur to any free-issue materials provided to Seller, in addition to Buyer's right to cancel this Purchase Order, Seller shall either, at Buyer's option, immediately replace such materials with identical materials in order to meet its performance obligations hereunder, or reimburse Buyer for the loss, including any necessary additional expenses and costs which may be incurred resulting from such loss. Upon request, Seller shall provide adequate insurance coverage, naming Buyer (and if applicable at Buyer's request, any Owner or other person) as additional insured, for its obligations under this Paragraph.

8. CONFORMING GOODS AND ACCEPTANCE. The Goods will conform to the description, data, drawings, plans, specifications, performance or operation criteria (if applicable), any sample, and other requirements of Buyer provided to Seller. The Goods will meet the standards set forth in Paragraph 9 below. Seller will not make any modification, change, or substitution, in whole or in part, without the prior written approval of Buyer. If required by Buyer, Seller will supply satisfactory evidence of the origin, composition, manufacture, kind and quality of the Goods. Prior to shipment, Seller will carefully inspect, and if applicable test, the Goods for conformance to the requirements of this Purchase Order. If the words "or equal" are used in this Purchase Order, proposed equals must be approved in writing in advance by Buyer. Seller will not ship more or less than the quantity specified without the prior written approval of Buyer. Upon delivery of the Goods or in any other location or time as may be specified herein, Buyer may conduct a visual inspection of the Goods in accordance with its standard procedures and may accept or reject the Goods, in whole or in part, provided that Buyer reserves all rights provided for herein to reject any Goods, in whole or in part, at a later time upon discovery of a latent defect or non-compliance not apparent by such normal visual inspection. If Goods received do not conform to those ordered, or if a different quantity is shipped, Buyer may reject such shipment in whole or in part by giving notice thereof to Seller, and may cancel this Purchase Order. Seller will remove any rejected Goods at Seller's expense within ten (10) working days after notice. If any Goods are rejected by Buyer, Seller will not ship any replacement Goods without the prior written approval of and in accordance with the instructions provided by Buyer. For any incorrect quantity, damaged, defective, non-conforming, or rejected

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 - Purchase Order Terms & Conditions


Goods, Buyer may cancel this Purchase Order in whole or in part without any obligation to pay a cancellation fee or other fee, charge or penalty, and return the Goods at Seller's expense for full refund or credit to Buyer's account, at Buyer's option.

9. WARRANTY. Seller warrants to Buyer that the Goods furnished under this Purchase Order, whether manufactured, fabricated, or otherwise produced or provided by Seller or others, will be (a) new, (b) of the latest design or model conforming to Buyer requirements, (c) conform to the descriptions, data, drawings, plans, specifications, any performance criteria, sample if any, and other requirements specified herein or provided by Buyer to Seller; (d) be of merchantable quality, (e) if specified in this Purchase Order, fit for the purpose(s) intended; (f) conform with all applicable laws, ordinances, codes and regulations, (g) be of the highest quality; and (h) free from defects in materials, performance, operation, and workmanship. The Goods will be warranted hereunder, as may be applicable, for a period of one (1) year after the date of acceptance of the facility or the project by Owner, or twenty-four (24) months from date of delivery to and acceptance by Buyer, whichever period expires earlier. All work on the Goods or otherwise in the performance of this Purchase Order will be done in a skilled manner and of the highest quality of workmanship. Seller further warrants that the Goods will be of sufficient size and capacity, and of correct materials, to properly perform any functions or purpose specified in this Purchase Order.

10. WARRANTY REMEDIES. If, within the warranty period specified in Paragraph 9 above, Buyer discovers any defect, error, noncompliance, omission, operational or performance deficiency, or breach of warranty set forth in Paragraph 9 above as to the Goods, upon notice from Buyer, Seller will promptly repair, reperform, or replace, without cost, the Goods in question (including bearing any necessary removal, reinstallation, access, shipping, labor and other direct costs resulting therefrom) in accordance with Buyer instructions. If Seller fails to proceed promptly with and complete the repair, reperformance, or replacement of the defective Goods, Buyer may repair, reperform, or replace the Goods and charge all related direct costs (including labor and access costs) to Seller without voiding the warranties herein, and without Buyer waiving any other rights or remedies it may have under this Purchase Order. Such repair, reperformance, or replacement will be rewarranted for a period of twelve (12) months from the date of its acceptance by Buyer or Owner. If Buyer determines, for any reason, that the remedies provided for herein are not adequate or feasible, Buyer may elect to have such Goods removed at Seller's expense and any portion of the purchase price paid refunded in full. Any Owner or assignee of this Purchase Order as well as Buyer will have the benefit of the foregoing warranty and warranty remedies in Paragraphs 9 and 10 herein, and such rights and remedies are in addition to any other rights or remedies provided in law, equity, or under this Purchase Order.

11. GOVERNING LAW AND COMPLIANCE WITH LAW. Unless otherwise specified in this Purchase Order, this contract will be governed by the laws of the State of Texas, U.S.A., exclusive of conflict of laws principles, in effect on the date the Purchase Order becomes effective. In its performance under this Purchase Order, Seller agrees to comply with all applicable laws, treaties, ordinances, directives, orders, codes and regulations, and specifically with, but not limited to, any import, export, health, safety, security and environmental laws, treaties, ordinances, codes and regulations of any jurisdiction (whether international, country, region, state, province, city, or local) where this Purchase Order may be performed. NOTHING CONTAINED IN THIS PARAGRAPH WILL OBLIGATE BUYER, OWNER, SELLER, OR ANY PERSON ACTING ON THEIR BEHALF, TO ENGAGE IN ANY ACTION OR OMISSION TO ACT WHICH WOULD BE PROHIBITED BY OR PENALIZED UNDER THE LAWS OR REGULATIONS OF THE UNITED STATES OF AMERICA OR ANY OF ITS STATES. If applicable to this Purchase Order, Seller will specifically comply with the U.S. Occupational Safety and Health Act (OSHA), and any State Plan approved thereunder, and any regulation thereunder, including without limitation, OSHA Hazard Communication Standard 29 CFR 1910.1200

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- Purchase Order Terms & Conditions


and 1926.59 regarding container labeling, warning notices, and Material Safety Data Sheets. Upon Buyer written request, Seller will provide any certification of compliance required by any federal, state, or local law, ordinance, code, or regulation. SELLER AGREES TO RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS THE BUYER INDEMNITEES FROM AND AGAINST ANY LOSS, COST (INCLUDING ATTORNEY FEES AND COURT COSTS), CIVIL OR OTHER FINES AND PENALTIES, DAMAGE OR LIABILITY, ARISING FROM OR ALLEGED TO ARISE FROM ANY VIOLATION, ALLEGED VIOLATION, OR FAILURE TO COMPLY WITH, THE TERMS OF THIS PARAGRAPH BY SELLER OR ANY PERSON FOR WHOM SELLER MAY BE RESPONSIBLE.

12. HAZARDOUS AND DANGEROUS GOODS. Seller is solely responsible for examining, inspecting, identifying, and determining whether or not any Goods provided hereunder (in whole or in part) constitute hazardous or dangerous goods, and to notify Buyer of such prior to shipment of the Goods. Unless expressly exempted by Buyer in writing in the Purchase Order, Seller is responsible to determine if a Material Safety Data Sheet (MSDS) is required for the Goods, and if so, to supply with the Goods all such required MSDS documentation and information. In the event any Goods or any portion thereof are so identified by Seller, Seller shall ensure that such Goods are properly handled, labeled, documented, packaged, transported, and shipped in full compliance with any applicable legal requirements, to the point of delivery to Buyer. It is the sole responsibility of the Seller to ensure the compliance by all suppliers, manufacturers, and subcontractors of all tiers with the provisions of this paragraph, including but not limited to timely, complete and proper submittal of all required documents and information. Seller shall inform Buyer in writing prior to shipment of any precautionary measures that need to be taken with the Goods. SELLER AGREES TO RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS THE BUYER INDEMNITEES FROM AND AGAINST ANY LOSS, COST (INCLUDING ATTORNEY FEES AND COURT COSTS), CIVIL OR OTHER FINES AND PENALTIES, DAMAGE OR LIABILITY, ARISING FROM OR ALLEGED TO ARISE FROM ANY VIOLATION, ALLEGED VIOLATION, OR FAILURE TO COMPLY WITH, THE TERMS OF THIS PARAGRAPH BY SELLER, ANY OF ITS LOWER TIER SUPPLIERS OR SUBCONTRACTORS, OR ANY OTHER PERSON FOR WHOM SELLER MAY BE RESPONSIBLE HEREUNDER.

13. IMPORT AND EXPORT COMPLIANCE. SELLER AGREES THAT IT IS SOLELY RESPONSIBLE IN ITS PERFORMANCE UNDER THIS PURCHASE ORDER FOR REQUIRED COMPLIANCE WITH THE IMPORT AND EXPORT LAWS AND REGULATIONS OF THE UNITED STATES OF AMERICA, AND TO THE EXTENT APPLICABLE TO THE PURCHASE ORDER, THE IMPORT AND EXPORT LAWS AND REGULATIONS OF ANY OTHER JURISDICTION OR COUNTRY. If any import or export control or compliance form is attached to this Purchase Order, including Buyer's Request for Export Control Information, Seller will thoroughly and accurately complete such form and return it within ten (10) days to Buyer. Seller understands and acknowledges that (a) Buyer and Owner (if any), and their contractors and agents, will rely on the information provided by Seller, including making a determination whether any U.S. or foreign export or import license is required for the export of the supplied materials to the country of destination; (b) Seller is responsible for compliance with local import and export control laws of any jurisdiction, and is responsible for compliance with applicable U.S. re-export laws; and (c) Seller will be fully responsible for the accuracy and completeness of import and export documentation prepared or executed by Seller as part of Seller's performance of this Purchase Order, including that required for the import of any materials used in the production or manufacture of the Goods and of any documents prepared by Seller's employees, contractors, agents and brokers. SELLER AGREES TO RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS THE BUYER INDEMNITEES FROM AND AGAINST ANY LOSS, COST (INCLUDING ATTORNEY FEES AND COURT COSTS), CIVIL OR OTHER FINES AND PENALTIES, DAMAGE OR LIABILITY, ARISING FROM OR ALLEGED TO ARISE FROM ANY VIOLATION, ALLEGED VIOLATION, OR FAILURE TO COMPLY WITH,

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- Purchase Order Terms & Conditions


THE TERMS OF THIS PARAGRAPH BY SELLER OR ANY PERSON FOR WHOM SELLER MAY BE RESPONSIBLE.

14. ASSIGNMENT AND NOTICE OF SELLER CHANGES. Seller will not sell, assign, or transfer this Purchase Order, or any part hereof, or any performance or money due hereunder, without the prior written consent of Buyer. If consent is granted, any such assignment by Seller will not (a) increase or alter Buyer's obligations, (b) diminish the rights of Buyer, or (c) relieve Seller of any of its obligations under this Purchase Order. Buyer reserves the right to assign this Purchase Order, in whole or in part. Seller will give Buyer or any Owner prompt written notice of any adverse material change in its financial standing (including any prospective bankruptcy, reorganization, insolvency, liquidation, dissolution or assignment for the benefit of any creditor), ownership or organization or any other operational change which may affect its performance under the Purchase Order, including in the manufacture or production of the Goods. In the event of any adverse material change, Buyer reserves the right to cancel or terminate this Purchase Order without penalty or further obligation other than to pay Seller for any completed and satisfactory performance to the date of such cancellation or termination.

15. CANCELLATION. Buyer has the right at any time to cancel all or any separable part of this Purchase Order by written notice. No cancellation, fee, charge or payment will be owed by Buyer to Seller, and Seller will be owed only for the direct costs of any completed and satisfactory performance to the date of cancellation, and, if any portion of the Goods will be delivered to Buyer, Seller shall also be reimbursed any direct and necessary costs incurred to preserve, protect, store, and ship such Goods to the point of delivery to Buyer. At the time of any cancellation by Buyer, Seller will immediately discontinue all work pertaining to the Purchase Order, including not placing additional purchase orders or making any other commitment, and canceling forthwith any existing purchase orders and commitments on the best possible terms. Seller will preserve and protect the Goods on hand, work in progress, supplier data, and completed work, both in its own and in its suppliers' facilities, in accordance with Buyer's instructions. Buyer has the right to enter Seller's (or Seller's agent's, contractor's or supplier's) premises during regular business hours and take possession of any Goods, including any related drawings, records, materials to be incorporated into the Goods, and equipment, for which Buyer has paid Seller, provided to Seller, or which have been identified to this Purchase Order or created by Seller hereunder, and Buyer shall be only obligated to pay Seller for any unpaid portion of the Goods of which Buyer takes possession.

16.  CHANGES  IN  THE  GOODS.   Seller  will  make  no   modification,   change,
substitution, or revision without Buyer's prior written consent.

         (a) Buyer has the right to make changes in the character or quantity of the Goods, in the manner or time of performance of this Purchase Order, or otherwise, by written notice to Seller. Changes will be in writing and signed by a duly authorized representative of Buyer. Seller will respond to Buyer in writing within five (5) business days of receipt either accepting the change, with any proposed adjustment in price or schedule, or rejecting the change if Seller is unable to comply. If Seller fails to respond within such period, such change will be deemed accepted and an equitable adjustment in the price and time of performance will be made by Buyer if any change results in a reasonably documented decrease or increase in Seller's cost or time of performance. If Seller rejects the change, Buyer may cancel this Purchase Order as set forth in Paragraph 15 above.

         (b) Should Seller request any change from Buyer, Seller shall place such request in writing, with all reasonable supporting documentation, and submit to Buyer. If Seller's request is complete, Buyer will respond



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- Purchase Order Terms & Conditions


in writing as soon as possible concerning acceptance or rejection of such change. Seller will not discontinue performance pending Buyer's decision without the prior written consent of Buyer. No claim by Seller for any change will be considered unless submitted to Buyer in writing within ten (10) days after the occurrence of the event upon which such change is based.

17. INDEMNIFICATION; CONSEQUENTIAL DAMAGES.

(A) MACHINETALKER AGREES TO INDEMNIFY AND HOLD KBR HARMLESS FROM ANY LOSS, ACTION, OR CLAIM ARISING OUT OF ANY PRODUCT DEFECTS, PROVIDED THAT KBR GIVES MACHINETALKER NOTICE OF ANY SUCH LOSS OR CLAIM WITHIN 30 DAYS OF THE DATE THAT KBR IS MADE AWARE OF THE CLAIM. KBR AGREES TO USE BEST EFFORTS TO ASSIST MACHINETALKER IN ANY SUCH DEFENSE TO THE EXTENT REASONABLE AND PRACTICABLE.

(B) KBR AGREES TO INDEMNIFY AND HOLD MACHINETALKER HARMLESS FROM ANY LOSS OR CLAIM RELATED TO THE NEGLIGENCE OF KBR, ITS AGENTS OR EMPLOYEES REGARDING THE INSTALLATION, USE, SALE OR SERVICING OF PRODUCTS OR ARISING OUT OF ANY REPRESENTATION OR WARRANTY MADE BY KBR, ITS AGENTS, OR EMPLOYEES WHERE SUCH REPRESENTATION EXCEEDS MACHINETALKER'S LIMITED WARRANTY IF SUCH LOSS OR CLAIM IS EXCLUSIVE OF MACHINETALKER NEGLIGENCE, PROVIDED THAT MACHINETALKER GIVES KBR NOTICE OF ANY SUCH LOSS OR CLAIM WITHIN 30 DAYS OF THE DATE THAT MACHINETALKER IS MADE AWARE OF THE CLAIM. MACHINETALKER AGREES TO USE BEST EFFORTS TO ASSIST KBR IN ANY SUCH DEFENSE TO THE EXTENT REASONABLE AND PRACTICABLE.

In the event that either Party is entitled to claim damages from the other Party subsequent to an action arising under article 17, above, such liability shall be limited to:

         1) Damages for bodily injury (including death) and damage to real property and tangible personal property; and

         2) The amount of any other actual direct damages, up to the charges (if recurring, 12 month's charges apply) for the Product that is the subject of the claim.

In no event shall either party be liable to the other for:

         A) loss of, or damage to, records or data; or
         B) special, incidental, or indirect damages or any consequential economic damages; or
         C) lost profits, business, revenue, or anticipated savings.

All indemnities are subject to the limitations and exclusions elsewhere in this Agreement.

NOTWITHSTANDING ANYTHING IN THE AGREEMENT TO THE CONTRARY, KBR'S MAXIMUM LIABILITY TO MACHINETALKER SHALL NOT EXCEED THE AMOUNT OF $600,000 UNDER ANY CIRCUMSTANCES, INCLUSIVE OF ATTORNEYS' FEES, COSTS, AND EXPENSES, FOR ANY CLAIM ARISING FROM OR RELATED TO THE AGREEMENT OR TO THE SUBJECT MATTER OF THE AGREEMENT. SUCH CLAIMS MIGHT INCLUDE BUT ARE NOT LIMITED TO CLAIMS FOR BREACH OF CONTRACT.

18. TAXES. Unless otherwise provided for in this Purchase Order, Seller is responsible for payment of, and the compensation set forth herein includes, all sales, use, excise, value-added, goods and services, business (franchise or privilege), and other such taxes, any taxes imposed on Seller which are based on revenue, income, net income, net assets, net worth, or capital and any taxes imposed in lieu thereof, and all duties, fees, levies, charges or other assessments of whatever nature imposed by governing authorities or any


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- Purchase Order Terms & Conditions


duties, fees, levies, charges or other assessments of whatever nature imposed by governing authorities or any jurisdiction applicable in connection with performance under this Purchase Order. Seller accepts sole responsibility and liability for the payment of any and all contributions or taxes for unemployment insurance, social security payments, or other assessments for those persons performing work for Seller hereunder. If it is ever determined that any tax included in the price paid by Buyer was not required to be paid, Seller agrees to refund promptly such amount to Buyer. Seller will release, defend, indemnify, and hold the Buyer Indemnitees harmless from and against any fines, penalties, interest, costs (including attorneys fees and court costs), charges, fees, losses, damages or liabilities, arising from, alleged to arise from, or in any way associated with Seller's failure to comply with the terms of this Paragraph.

19. CONFIDENTIALITY. All data, designs, documents, drawings, specifications, communications and other information, revealed or disclosed in any form or manner to Seller by Buyer (whether written, oral, electronic, visual, graphic, photographic, observational, or otherwise), including any documents or other tangible items supplied, or produced or created by Seller for Buyer hereunder, or any information or item provided by any Owner (collectively defined as "Buyer Information") are proprietary and confidential to Buyer and will be used solely by Seller for purposes of performing this Purchase Order. All such Information will be treated and protected by Seller as confidential, and will not be disclosed to any third party without the prior written consent of Buyer and may be disclosed within Seller's organization only on a need-to-know basis. Buyer may require Seller's employees, contractors, suppliers and other Seller personnel involved in the performance of this Purchase Order to execute an individual confidentiality agreement prior to any disclosure. The provisions protecting Buyer Information in any separate confidentiality, secrecy, or nondisclosure agreement heretofore executed by Seller in connection with Buyer's or Owner's business, this Purchase Order, or any other contract pertaining to the Goods, are hereby expressly incorporated within this Purchase Order, and these provisions are in addition to such agreement. Upon request of Buyer, Seller will immediately return to Buyer any Buyer Information provided, either upon demand, or upon completion of the warranty period hereunder, including all copies made by Seller.

20. PUBLICITY. Seller will not publicize, disclose, or discuss the existence, content, or scope (whether generalities or details) of this Purchase Order, make any reference to Buyer or Owner (if any), the business of either, or the project for which this Purchase Order is intended, to any third party by any means, and through any medium (including but not limited to marketing materials, advertising, internet or web site references, photographs, articles, press releases or interviews, speeches or programs) without obtaining the prior written consent of Buyer. Seller shall not use Buyer's, any Owner's, or the project name as a reference in any manner without Buyer's express prior consent.

21. PAYMENTS, LIENS, RIGHT TO SET OFF AND BACKCHARGES. Seller agrees to keep the project, premises and other property of Buyer, any Owner, and any other person, free and clear from any and all claims, liens, restrictions, reservations, security interests and encumbrances arising from this Purchase Order, Seller's performance or non-performance, or related to the Goods. To the maximum extent allowed by law, Seller agrees to release, defend, indemnify, and hold harmless the Buyer Indemnitees from and against any and all laborers', materialmen's, mechanic's, subcontractors, or any other liens, claims, restrictions, reservations, security interests and encumbrances arising from, alleged to arise from, or in any way arising from this Purchase Order, Seller's performance or nonperformance, or related to the Goods. Seller agrees that any payment made by Buyer constitutes trust funds intended for the benefit of any contractors, suppliers and laborers. At any time, if Seller fails to make any payment to any of its contractors, suppliers and laborers, Buyer may elect to pay such beneficiaries directly or by issuance of joint checks, or take any other action required to prevent imposition of a lien. Regardless of the payment terms in this Purchase Order, Buyer's

Agreement No. CA-0006             12/29/2004 6:21 PM      Page 9 of 11 EXHIBIT 7
- Purchase Order Terms & Conditions


obligation to pay the purchase price is conditioned upon (a) receipt of completed, non-defective conforming Goods; (b) receipt and acceptance by Buyer of Seller's accurate and properly completed invoice accompanied by satisfactory supporting documentation; and (c) compliance by Seller with all terms and conditions of this Purchase Order. Seller agrees to pay promptly when due all bills for labor, material, equipment or services in connection with the Goods. If such bills are not promptly paid by Seller when due, Buyer may pay them and Seller will immediately reimburse Buyer therefore. Buyer may at its discretion set off any funds owed by Seller against any other amounts due to Seller under any other contract with Buyer, Owner, or any affiliate of either. Seller waives all rights of lien against the premises, facilities, equipment and other property of Buyer and any Owner. Any sums due Seller hereunder may be applied by Buyer as a set off against any sums owed by Seller to Buyer or any of its affiliates or against any claims of third parties against Buyer arising from Seller's performance, breach or default, hereunder, whether under this or any other purchase order or other contract. At its sole discretion, Buyer may withhold from payments to be made to Seller amounts legally required to be withheld from such payments and remitted to the taxing authority of any jurisdiction relevant to the transaction. Upon prior notice to Seller and Seller's failure to cure within the period of time contained therein, Buyer reserves the right to backcharge Seller for any losses, damages, claims, costs and expenses incurred resulting from Seller's breach of any provision of this Purchase Order. Buyer may withhold or set-off any payment due under this or any other contract with Seller or any of its affiliates in order to recover such backcharged amounts.

22. SUBCONTRACTORS, SUBVENDORS AND SUBSUPPLIERS. Buyer reserves the right to approve or disapprove any subcontractors, subvendors, or subsuppliers proposed by Seller to be involved in Seller's implementation of or performance under this Purchase Order. Prior to entering into this Purchase Order, Seller will submit a listing of all such proposed subcontractors, subsuppliers, or subvendors for review and approval by Buyer. Seller agrees that Buyer has the right to contact or visit any of Seller's subcontractors, subvendors, or subsuppliers directly to confirm delivery commitments or the origin, composition, manufacture, kind, quantity, or quality of any Goods provided thereunder. Any approval by Buyer will not constitute a waiver of any term or condition hereunder, at law, or in equity, nor relieve Seller of any obligation herein. Seller will ensure that terms and conditions substantially similar to those in this Purchase Order are contained in any contract issued to any subcontractor, subsupplier or subvendor for any goods, materials, equipment, services, work or other items to be provided under this Purchase Order. Upon request, Seller agrees to submit to Buyer copies of any contract with any subcontractor, subvendor, or subsupplier (with pricing deleted) for any item procured pertaining to this Purchase Order.

23. INTELLECTUAL PROPERTY. If applicable to this Purchase Order, any customized or made-to-order Goods which are first conceived, designed, created, developed, fabricated, or manufactured by Seller under this Purchase Order (whether detailed or conceptual), and in whatever form, including but not limited to designs, manufactured items, or developed software and any and all related data, drawings, documents and specifications ("Custom Goods"), are the sole property of Buyer, or any Owner or other assignee (if so designated in the Purchase Order or upon request of the Buyer), with title to such vesting upon identification to this Purchase Order. Such Custom Goods and any and all related data, drawings, documents, and specifications will be considered and protected by Seller as "Buyer Information" as set forth in Paragraph 19 hereunder. Seller will turn over all such Custom Goods and any related data, drawings, documents and specifications to Buyer or any Owner, including copies thereof, at no additional charge, at the expiration date of the warranty period, or earlier as may be requested in writing by Buyer . Any proprietary designs, know-how, software, development tools, processes, source code, programs, or systems owned or controlled by Seller prior to the date of this Purchase Order which are incorporated or embedded into the Custom Goods ("Seller Intellectual Property") shall remain the intellectual property of Seller, and Seller agrees to grant and does herein grant to Buyer and any Owner or their assignees a non-exclusive, worldwide, transferable, fully-paid and

Agreement No. CA-0006               12/29/2004 6:21 PM   Page 10 of 11 EXHIBIT 7
- Purchase Order Terms & Conditions


perpetual license to use the Seller Intellectual Property in connection with use of the Custom Goods. Except for any Seller Intellectual Property, Seller shall not retain any rights to the Custom Goods, in whole or in part. Seller warrants, represents and covenants that the design, fabrication, manufacture, production, sale, distribution and intended use of the Custom Work and the Goods do not infringe directly or indirectly, in whole or in part, any patent, copyright, trade secret, trademark, trade name, or other intellectual property right of any third party. Seller agrees to release, defend, protect, indemnify and hold the Buyer Indemnitees harmless from and against any and all costs (including attorney fees and court costs), expenses, fines, penalties, losses, damages, and liabilities arising out of any alleged or actual patent, copyright, trade secret, trademark, trade name, or other intellectual property right infringement or other claim, demand or action made by any third party arising from or related to the design, fabrication, manufacture, production, sale, distribution or use of the Goods or any Custom Goods , however Seller will not be responsible to the extent of any negligence or fault on the part of any Buyer Indemnitee as may be finally determined by a court or arbitrator. At Buyer's request, Seller agrees to execute such additional documents as may be required by Buyer to confirm the provisions of this Paragraph including legal title in and to the Custom Goods. The provisions of this Paragraph 23 shall survive the expiration, cancellation or termination of this Purchase Order.

24. DOCUMENTATION AND RIGHT OF AUDIT. Where Seller's invoice includes compensation for work performed at a lump sum, unit rate or for changes in the work, Seller will submit Seller's determination of units of work performed, substantiated by documents satisfactory in form and content to Buyer. Upon verification by Buyer of such documents, Buyer will advise Seller in writing of either Buyer's acceptance of Seller's determination, or of Buyer's alternative determination of such units. Where Seller's invoices include compensation for work performed for a reimbursable price, all costs, expenses and other amounts so invoiced will be substantiated and supported by documents satisfactory to and verified by Buyer. Seller will maintain for a minimum period of five (5) years after final payment has been made to Seller under this Purchase Order all records and accounts pertaining to work performed hereunder. Seller agrees that Buyer will have the right to audit, copy and inspect, or cause to have audited, copied and inspected, Seller's records and accounts pertaining to performance under this Purchase Order at all reasonable times during the course of performance hereunder and for a minimum period of five (5) years after final payment has been made to Seller, however, Buyer's rights will not extend to any components of any lump sum amounts or unit rates.

25. DEFAULT AND TERMINATION FOR CAUSE. In the event of Seller's (a) actual or anticipated breach of or default under any provision of this Purchase Order, which has not been cured within a reasonable time after written notice of such has been provided to Seller by Buyer; or (b) any organizational or operational change as stated in Paragraph 14 adversely affecting, or which may adversely affect, in Buyer's sole judgment and opinion, Seller's performance hereunder; or
(c) any actual or threatened bankruptcy, reorganization, receivership, insolvency, making an assignment for the benefit of creditors, liquidation, dissolution, or other financial or organizational instability, Buyer has the right, in addition to any rights or remedies it may have in law, in equity, or under this Purchase Order, to require that Seller provide acceptable documentary or other appropriate assurances of performance, including a performance bond, letter of credit, or other type of guarantee. Should Seller be unable or unwilling to do so, Buyer has the right to immediately terminate this Purchase Order for cause by written notice to Seller and Seller will not be entitled to any cancellation or termination charge or other fee or penalty hereunder, nor will Buyer be liable to pay any costs of cancellation. In such event, Buyer may immediately take possession of all or any portion of the Goods, subject only to an obligation to equitably compensate Seller for same, including for any payments made by Seller for materials or other work incorporated into such Goods. Upon termination by Buyer as a result of Seller's default hereunder, Seller will be liable to and will immediately pay or reimburse Buyer for all reasonable costs of any nature which may be incurred by Buyer to cover any losses or expenses related to such default and to effect completion of

Agreement No. CA-0006              12/29/2004 6:21 PM    Page 11 of 11 EXHIBIT 7
- Purchase Order Terms & Conditions


performance of this Purchase Order, and if Buyer does not elect to take possession of any portion of the Goods, Seller shall also refund to Buyer any payments made to Seller for design or other work and materials to be incorporated into the Goods. 26. SITEWORK. If Seller performs any work or services on site related to this Purchase Order or the Goods provided hereunder, Buyer's On-Site Services Terms and Conditions will apply in addition to the provisions of this Purchase Order, and are attached to and fully incorporated herein.

27. CLAIMS AND DISPUTE RESOLUTION. Seller will submit any claims or disputes arising under this Purchase Order to Buyer in writing prior to Buyer making final payment. Buyer's obligation to make final payment is conditioned upon Seller's settlement and release of all claims or disputes. Seller agrees that its failure to submit any claims or disputes in writing by such time will constitute an express waiver by Seller of any legal or equitable rights with respect to the subject matter of the claim or dispute. For any claims or disputes arising under this Purchase Order, the parties agree to exert their best efforts in good faith to try to resolve such issues through direct negotiation between management. Seller agrees that any such issues that cannot be resolved through direct negotiation within a reasonable time will be submitted to binding arbitration. Arbitration proceedings will be conducted by the American Arbitration Association ("AAA") in Houston, Texas, before a single arbitrator, in accordance with the AAA Commercial Rules and Procedures. Each party will bear its own expenses in any dispute resolution process or proceeding. Notwithstanding the existence, filing, or pendency of any claim or dispute under this Purchase Order or with Buyer or any Owner, Seller will continue to fully perform its obligations hereunder and will not cease or delay performance, fabrication or fail to make any shipment pending resolution of any claim or dispute. Any award of the arbitrator may be enforced in any jurisdiction.

                                    EXHIBIT 8
                        Notice of KBR Invoice Procedures

Agreement No. CA-00062                12/29/2004 6:49 PM            Page 1 of 1
EXHIBIT 8 - Notice of KBR Invoice Procedures

                                    EXHIBIT 8
                        NOTICE OF KBR INVOICE PROCEDURES



--------------------------------------------------------------------------------
 IMPORTANT! FAILURE TO FOLLOW THESE PROCEDURES MAY RESULT IN A DELAY OF PAYMENT
                   OR RETURN OF THE INVOICE TO THE SUBMITTER
--------------------------------------------------------------------------------


                 ALL INVOICES MUST BE ADDRESSED & DELIVERED TO:

                -------------------------------------------------
                    Kellogg Brown & Root Services, Inc. Attn:
                           Procurement - Kevin Shriner
                                 P.O. Box 12366
                            Arlington, VA 22219-2366
                -------------------------------------------------

 TO RECEIVE YOUR INVOICE MONIES YOU MUST INCLUDE THE FOLLOWING ON ALL INVOICES:

__       COMPANY NAME: MachineTalker, Inc.

__       VENDOR No.: (Applied for, Contact your SCA prior to first invoice)

__       FULL CONTRACT No. :CA-00062

         *Invoices  shall  also  reference  as   appropriate:   Invoice  number,
         percentage of work complete, identify invoice as a "progress payment", quantities shipped, descriptions, tag numbers, and pricing.

 IMPORTANT NOTES:

You must send invoices to the above address in the above format. All invoices sent to the Project Manager or work site, or to the address below, will be returned! Invoices that do not include the above listed information will be returned!

KBR will not consider an invoice as properly delivered for payment processing unless submitted to the above address. Invoices shall not delivered to any other address or location, or given to another KBR representative, except as understood by the subcontractor/vendor that they do so at their own risk of loss to the invoice.

KBR will not consider an invoice as properly delivered for payment processing unless it includes on its face: The Company Name, The Company's Vendor No.:, The Work Release No.:, and as applicable, Invoice number, percentage of work complete, identify invoice as a "progress payment", quantities shipped, descriptions, tag numbers, and pricing.

KBR will consider the date the invoice is physically received at the above address as the official date of receipt to compute the payment due date.

Please contact the below immediately if your current invoicing system will not support the above requirements. Questions concerning these invoice processing procedures may be directed to:

                     [DO NOT SEND IN VOICES TO THIS ADDRESS]
                    Kellogg Brown & Root Services, Inc. ATTN:
                     Procurement - Kevin Shriner 1550 Wilson
                 Boulevard, Suite 400 Arlington, Virginia 22209
                      E-mail: Kevin.Shriner@Halliburton.com